UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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Check the appropriate box:
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
Inspire Medical Systems, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INSPIRE MEDICAL SYSTEMS, INC. 5500 WAYZATA BLVD., SUITE 1600 | GOLDEN VALLEY, MN 55416
March 17, 2023
Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Inspire Medical Systems, Inc., which will be held on Thursday, April 27, 2023, beginning at 8:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

In accordance with the Securities and Exchange Commission rules allowing companies to furnish proxy materials to their stockholders over the Internet, we have sent stockholders of record at the close of business on March 2, 2023 a Notice of Internet Availability of Proxy Materials. The notice contains instructions on how to access our Proxy Statement and Annual Report, and how to vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

Attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the meeting.

YOUR VOTE IS IMPORTANT TO US. Please act as soon as possible to vote your shares. It is important that your shares be represented at the meeting whether or not you plan to attend the annual meeting via the Internet. Please vote electronically over the Internet, by telephone, or if, you receive a paper copy of the proxy card by mail, by returning your signed proxy card in the envelope provided. You may also vote your shares online during the Annual Meeting. Instructions on how to vote while participating at the meeting live via the Internet are posted at www.virtualshareholdermeeting.com/INSP2023.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Marilyn Carlson Nelson
Chair of the Board

INSPIRE MEDICAL SYSTEMS, INC. 5500 WAYZATA BLVD., SUITE 1600 | GOLDEN VALLEY, MN 55416
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 27, 2023 Date THURSDAY APRIL 27, 2023 Time 8:00 A.M. EASTERN TIME Place www. virtualshareholdermeeting .com/INSP2023
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Inspire Medical Systems, Inc., a Delaware corporation, will be held on Thursday, April 27, 2023, at 8:00 a.m.Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INSP2023. For instructions on how to attend and vote your shares at the Annual Meeting, see the information in the accompanying Proxy Statement in the section titled “General Information about the Annual Meeting and Voting — How can I attend and vote at the Annual Meeting?”

The Annual Meeting is being held:
1.
to elect Cynthia B. Burks, Gary L. Ellis, Georgia Garinois-Melenikiotou, and Dana G. Mead, Jr. as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2026 and until their respective successors have been duly elected and qualified;

	2.	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023;
	3.	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
	4.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on March 2, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 17, 2023.

YOUR VOTE IS IMPORTANT. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating, and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

Bryan K. Phillips
Senior Vice President, General Counsel, and Secretary Golden Valley, MN March 17, 2023
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting: This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS Date THURSDAY APRIL 27, 2023 Time 8:00 A.M. EASTERN TIME	There are four ways to vote:

	• by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on April 26, 2023 (have your Notice or proxy card in hand when you visit the website);	• by toll-free telephone until 11:59 p.m. Eastern Time on April 26, 2023 at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call);	• by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
• by attending and voting at the virtual Annual Meeting by visiting www.virtualsharehold ermeeting.com/ INSP2023, where stockholders may vote and submit questions (before and during) the Annual Meeting. Please have your proxy card or Notice and Access card in hand when you visit the website.

Our Board of Directors Recommendation:
Proposal 1	The election of Cynthia B. Burks, Gary L. Ellis, Georgia Garinois-Melenikiotou, and Dana G. Mead, Jr. as Class II directors.	The four nominees receiving the largest number of affirmative “FOR” votes will be elected as Class II directors	FOR
Proposal 2	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.	Majority of votes cast	FOR
Proposal 3	Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	Majority of votes cast	FOR
Inspire Medical Systems, Inc.	1	2023 Proxy Statement

Inspire Medical Systems, Inc.
5500 Wayzata Blvd., Suite 1600
Golden Valley, MN 55416
2023 Annual Meeting of Stockholders
Thursday, April 27, 2023 at 8:00 A.M. Eastern Time
This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2022 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Inspire Medical Systems, Inc. (the “Company,” “Inspire,” “we,” “us,” or “our”), in connection with our 2023 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about March 17, 2023.
In connection with our solicitation of proxies for our 2024 annual meeting of stockholders, we intend to file a proxy statement and WHITE proxy card with the Securities and Exchange Commission (the “SEC”). Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.
General Information about the Annual Meeting and Voting
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Thursday, April 27, 2023 at 8:00 a.m. Eastern Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/INSP2023 and entering your 16-digit control number included in your Notice of Internet Availability of Proxy Materials (“Notice and Access Card”), on your proxy card or on the instructions that accompanied your proxy materials. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on March 2, 2023 (the “Record Date”).
What is the purpose of the Annual Meeting?
The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:
•	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.
•	Proposal No. 2: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
•	Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?
At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.
Inspire Medical Systems, Inc.	2	2023 Proxy Statement

QUESTIONS AND ANSWERS
Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?
The rules of the SEC permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice and Access Card provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize, via the Internet, your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.
What does it mean if I receive more than one Notice and Access Card or more than one set of proxy materials?
It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Notice and Access Card or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope.
Can I vote my shares by filling out and returning the Notice and Access Card?
No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign the proxy card, and return it in the envelope provided.
Who is entitled to vote at the Annual Meeting?
Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 29,130,414 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:45 a.m. Eastern Time, and you should allow ample time for the check-in procedures.
What is the difference between being a “record holder” and holding shares in “street name”?
A record holder (also called a “registered holder”) has an Inspire stock certificate or holds their Inspire shares in an account with our transfer agent, American Stock Transfer & Trust Company, LLC. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.
What do I do if my shares are held in “street name”?
If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The Notice and Access Card or the proxy materials, if you elected to receive a hard copy, has been forwarded to you by your broker, bank or other nominee who is considered, with
Inspire Medical Systems, Inc.	3	2023 Proxy Statement

QUESTIONS AND ANSWERS
respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.
How many shares must be present to hold the Annual Meeting?
A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s capital stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?
A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current New York Stock Exchange (“NYSE”) interpretations that govern broker non-votes, Proposal Nos. 1 and 3 are considered non-discretionary matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposals. Broker non-votes will not impact the outcome of Proposal Nos. 1 or 3. Proposal No. 2 is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal. Accordingly, we do not expect any broker non-votes with respect to Proposal No. 2.
What if a quorum is not present at the Annual Meeting?
If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the Chair of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.
How do I vote my shares without attending the Annual Meeting?
We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:
•	by telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	by internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card; or
•	by mail—You can vote by mail by signing, dating, and mailing the proxy card, which you may have received by mail.
Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on April 26, 2023. If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/INSP2023. If you were a stockholder as of the Record Date, or you hold a valid proxy for the Annual Meeting, you can vote at the Annual Meeting. A summary of the information you need to attend the Annual Meeting online is provided below:
Inspire Medical Systems, Inc.	4	2023 Proxy Statement

QUESTIONS AND ANSWERS
•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/INSP2023.
•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/INSP2023 on the day of the Annual Meeting.
•	Webcast starts at 8:00 a.m. Eastern Time, and online check-in begins at 7:45 a.m. Eastern Time.
•	You will need your 16-Digit Control Number to enter the Annual Meeting.
•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
To attend and participate in the Annual Meeting, you will need the 16-digit control number included in your Notice and Access Card, on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date.
What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
Will I be able to ask questions at the Annual Meeting?
As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to 15 minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow “Rules of Conduct,” which will be available on our Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”). Under these Rules of Conduct, a stockholder may ask up to two questions, and we will not address questions that are, among other things:
•	irrelevant to the business of the Company or to the business of the Annual Meeting;
•	related to material non-public information of the Company;
•	related to personal grievances;
•	derogatory references to individuals or that are otherwise in bad taste;
•	repetitious statements already made by another stockholder;
•	in furtherance of the stockholder’s personal or business interests; or
•	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.
Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?”.
How does the Board recommend that I vote?
The Board recommends that you vote:
•	FOR the nominees to the Board set forth in this Proxy Statement.
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.
Inspire Medical Systems, Inc.	5	2023 Proxy Statement

QUESTIONS AND ANSWERS
How many votes are required to approve each proposal?
The table below summarizes the proposals that will be voted on, the vote required to approve each item, and how votes are counted:
Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The plurality of the votes cast. This means that the four nominees receiving the highest number of affirmative FOR votes will be elected as Class II directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)
Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)
Proposal No. 3: Approval, on an advisory (non- binding) basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)
(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.
(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(3)
As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal. Broker non-votes will not impact the outcome of Proposal Nos. 1 or 3.

(4)
As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal. Accordingly, we do not expect any broker non-votes with respect to Proposol No. 2.

What if I do not specify how my shares are to be voted?
If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?
Representatives of Broadridge Investor Communications Services (“Broadridge”) will tabulate the votes, and a representative of Broadridge will act as inspector of election.
Can I revoke or change my vote after I submit my proxy?
Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:
•	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than April 26, 2023;
•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on April 26, 2023;
•	submitting a properly signed proxy card with a later date that is received no later than April 26, 2023; or
Inspire Medical Systems, Inc.	6	2023 Proxy Statement

QUESTIONS AND ANSWERS
•	attending the Annual Meeting, revoking your proxy, and voting again.
If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.
Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission, and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.
Why hold a virtual meeting?
We are excited to continue using the latest technology to provide expanded access, improved communication, and cost savings for our stockholders and the Company while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management, and stockholders who wish to attend the Annual Meeting, we believe that hosting a virtual meeting is in the best interest of the Company and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.
Inspire Medical Systems, Inc.	7	2023 Proxy Statement

PROPOSAL NO. 1
Election of Directors
Board Size and Structure
Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors shall be established from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at 11, and we currently have eleven directors serving on the Board.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II, and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.
Class II Directors – Current Term Ending at this Annual Meeting	Class III Directors – Current Term Ending at 2024 Annual Meeting	Class I Directors – Current Term Ending at 2025 Annual Meeting
Cynthia B. Burks	Jerry C. Griffin, M.D.	Shelley G. Broader
Gary L. Ellis	Marilyn Carlson Nelson	Timothy P. Herbert
Georgia Garinois-Melenikiotou	Charisse Y. Sparks, M.D.	Shawn T McCormick
Dana G. Mead, Jr.	Casey M. Tansey
Nominees for Director
Ms. Burks, Mr. Ellis, Ms. Garinois-Melenikiotou, and Mr. Mead have been nominated by the Board to stand for election. As the directors assigned to Class II, Ms. Burks, Mr. Ellis, Ms. Garinois-Melenikiotou, and Mr. Mead’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Ms. Burks, Mr. Ellis, Ms. Garinois-Melenikiotou, and Mr. Mead will each serve for a term expiring at the annual meeting to be held in 2026 (the “2026 Annual Meeting”) and until the election and qualification of her or his successor, or until her or his earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Inspire Medical Systems, Inc.	8	2023 Proxy Statement

PROPOSAL NO. 1
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of March 16, 2023 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions she or he holds, her or his principal occupation and business experience for the past five years, and the names of other publicly held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.
We believe that all of our directors and nominees have or display: personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our board of directors and its committees; skills and personality that complement those of our other directors and that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our board of directors to the conclusion that such individual should serve as a director in light of our business and structure.
CLASS II NOMINEES FOR ELECTION TO THREE-YEAR TERMS EXPIRING AT THE 2026 ANNUAL MEETING OF STOCKHOLDERS
Cynthia B. Burks Age: 57 Director since: July 2022 Committees: Organization and Compensation
Cynthia B. Burks has served as a member of our Board since July 2022. Ms. Burks previously served as a senior vice president and chief people and culture officer at Genentech, Inc., a biotechnology company that is a member of the Roche Group, from June 2019 through March 2021. She served as vice president, head of human resources at Genentech Research and Early Development from 2015 to 2019, and in various human resource management roles at Genentech from 2011 to 2015. From 1999 to 2011, Ms. Burks held human resource and organizational development positions in industries including media, consumer goods and technology. Ms. Burks has served as a director for the WD-40 Company, a manufacturer of household and multi-use products, since December 2022, for Torch, a start-up company offering integrated coaching, mentoring and learning software, since January 2022, and for Sellars Absorbent Materials Company, a privately owned manufacturer of recycled paper products, since August 2022. She has also served on the board for the non-profit organization, Juma Ventures, since December 2021. Ms. Burks holds a B.S. in Finance from Marquette University, a M.B.A. from the Thunderbird School of Global Management at Arizona State University, and a J.D. from the University of San Francisco School of Law. Ms. Burks’ extensive knowledge of human capital strategy including talent management, succession planning, compensation strategy, designing culture to increase competitive advantage, diversity, equity and inclusion, and organizational design would enhance the Board’s management oversight capabilities.

Inspire Medical Systems, Inc.	9	2023 Proxy Statement

PROPOSAL NO. 1
Gary L. Ellis Age: 66 Director since: July 2019 Committees: Nominating and Corporate Governance (chair)
Mr. Ellis. has served as a member of our Board since July 2019. Mr. Ellis was formerly with Medtronic plc and its subsidiary, Medtronic, Inc., a global medical technology company, until his retirement in December 2016. While at Medtronic, he served in various executive capacities, including: Executive Vice President, Global Operations, Information Technology and Facilities & Real Estate of Medtronic plc from June 2016 to December 2016; Executive Vice President and Chief Financial Officer of Medtronic, Inc. from 2014 to 2016; Senior Vice President and Chief Financial Officer of Medtronic, Inc. from 2005 to 2014; and Vice President, Corporate Controller and Treasurer of Medtronic, Inc. from 1999 to 2005. Mr. Ellis currently serves on the board of directors of The Toro Company, a manufacturer of outdoor maintenance equipment, and previously served on the boards of directors of Hill-Rom Holdings, Inc., a medical equipment manufacturing company from 2017 to December 2021, and Itamar Medical Ltd., a maker of home medical equipment for sleep apnea from 2007 to 2017. Mr. Ellis holds a B.S. in Accounting from the University of South Dakota and is a Certified Public Accountant (inactive). We believe Mr. Ellis’ financial expertise and extensive experience in the medical device industry enable him to make valuable contributions to our Board.

Georgia Garinois- Melenikiotou Age: 63 Director since: July 2020 Committees: Audit
Ms. Garinois-Melenikiotou has served as a member of our Board since July 2020. Ms. Garinois-Melenikiotou was formerly Executive Vice President, Corporate Marketing at The Estée Lauder Companies (“ELC”), a global beauty products company, from 2015 through July 2020 and ELC’s Senior Vice President, Corporate Marketing from 2010 through 2014. Prior to ELC, she had a 27-year career at Johnson & Johnson, a global manufacturer of medical devices, pharmaceutical products, and consumer packaged goods, including several senior leadership positions, most recently as President, Beauty Global Business Unit Strategy and New Growth from 2007 to 2010. Ms. Garinois-Melenikiotou served on the board of directors of Almirall, S.A., a Spanish pharmaceutical company, from 2015 to 2022, Pulmonx Corporation, a medical technology company, since September 2020, and Natura & Co, a personal care cosmetics company since May 2021. Ms. Garinois-Melenikiotou holds a B.S. and an M.S. in engineering from the National Technical University of Athens and an M.B.A. from the Sloan School of Management at M.I.T. We believe Ms. Garinois-Melenikiotou’s expertise in global consumer marketing, as well as broad corporate management experience through various senior level roles at multinational companies, enable her to make valuable contributions to our Board.

Dana G. Mead, Jr. Age: 63 Director since: July 2008 Committees: Audit
Mr. Mead has served as a member of our Board since July 2008. Mr. Mead served from May 2019 to February 2021 as the Chief Executive Officer and President of HeartFlow, Inc., a digital health company transforming how heart disease is diagnosed and treated. From 2016 to May 2019, Mr. Mead served as the Chief Executive Officer and President of Beaver-Visitec International, Inc., a surgical device developer and manufacturer. From 2005 to 2016, Mr. Mead served as a Partner at Kleiner Perkins Caufield & Byers, a venture capital investment firm. In addition to serving on our Board of Directors, Mr. Mead has served on the board of directors of Intersect ENT, Inc., a medical technology company, since 2015, Inari Medical Inc., a commercial-stage medical device company, since October 2021, and Pulmonx Corporation, a medical technology company, since November 2020. Mr. Mead holds a B.A. from Lafayette College and an M.B.A. from the University of Southern California. We believe Mr. Mead’s extensive directorship experience and his broad experience in the healthcare industry enable him to make valuable contributions to our Board.

Inspire Medical Systems, Inc.	10	2023 Proxy Statement

PROPOSAL NO. 1
CLASS III DIRECTORS WHOSE TERMS EXPIRE AT THE 2024 ANNUAL MEETING OF STOCKHOLDERS
Marilyn Carlson Nelson Age: 83 Director since: November 2016 Board Chair
Ms. Nelson has served as a member of our Board and as its Chair since November 2016. Ms. Nelson served as Co-Chair of the board of directors and Co-Chief Executive Officer of Carlson Holdings, Inc., an international holdings company, from 1999 until her retirement in June 2020. Ms. Nelson previously served as a member of the board of directors of Carlson, Inc., a hospitality and travel company, from 1989 to 2015, and as its Chief Executive Officer from 1998 to 2008. Ms. Nelson also served on the board of directors of ExxonMobil from 1991 to 2012. Ms. Nelson holds a B.A. in international economics from Smith College and honorary doctorates from Smith College, the University of Minnesota, Johnson & Wales University, Gustavus Adolphus College, and the College of St. Catherine. We believe Ms. Nelson’s extensive public and private board experience and her knowledge of the Company as one of our early investors enable her to make valuable contributions to our Board.

Jerry C. Griffin, M.D. Age: 78 Director since: January 2008 Committees: Nominating and Corporate Governance
Dr. Griffin has served as a member of our Board since January 2008. Since 2006, Dr. Griffin has served as President of Griffin & Schwartz, Scientific Services, Inc., a management consulting firm in the healthcare products industry. From 2000 to 2006, Dr. Griffin served as President, Chief Executive Officer and a Director of POINT Biomedical Corp., a developer of pharmaceutical products for use with ultrasound imaging. Dr. Griffin has also been a professor or assistant professor in the Department of Medicine, Division of Cardiology at various teaching institutions. Dr. Griffin holds a B.S. from the University of Southern Mississippi and a M.D. from the University of Mississippi. We believe Dr. Griffin's public and private board experience and his extensive experience in the healthcare products industry enable him to make valuable contributions to our Board.

Charisse Y. Sparks, M.D. Age: 60 Director since: July 2022 Committees: Nominating and Corporate Governance
Charisse Sparks, M.D. has served as a member of our Board since July 2022. Since February 2022, Dr. Sparks, M.D. has served as the Chief Medical Officer of AppliedVR, Inc., a privately held company pioneering virtual reality-based treatments that address the complexity of pain and other conditions, where she is responsible for leading the company’s medical, clinical, regulatory and quality affairs functions. From 2018 to February 2022, Dr. Sparks served as Vice President of DePuySynthes, Inc., the orthopaedics company of Johnson and Johnson, and as a franchise medical director at DePuySynthes from 2016 to 2018. Dr. Sparks holds a B.S. from Wichita State University, and a M.D. from the University of Kansas School of Medicine. As an orthopedic surgeon, she was the third Black female, fellowship-trained orthopaedic trauma surgeon in the country, completing her training at Harvard Medical School. We believe that Dr. Sparks’ broad medical device industry expertise and her experience in research and development, regulatory affairs, quality, commercial and health economics and market access enables her to make valuable contributions to our Board.

Inspire Medical Systems, Inc.	11	2023 Proxy Statement

PROPOSAL NO. 1
Casey M. Tansey Age: 65 Director since: January 2008 Committees: Organization and Compensation
Mr. Tansey has served as a member of our Board since January 2008. Since 2014, Mr. Tansey has served as a Managing Partner of U.S. Venture Partners (“USVP”), a venture capital investment firm, and, from 2005 to 2014, as a Managing Member of USVP. Mr. Tansey previously served on the board of directors of Intersect ENT, Inc. from 2006 to 2017 and Reshape Medical, Inc. from 2008 to 2017. Mr. Tansey holds a B.S. and M.B.A. from the College of Notre Dame. We believe Mr. Casey’s extensive experience in the medical device industry enables him to make valuable contributions to our Board.

CLASS I WHOSE TERM EXPIRE AT THE 2025 ANNUAL MEETING OF STOCKHOLDERS
Shelley G. Broader Age: 58 Director since: October 2020 Committees: Organization and Compensation (chair)
Ms. Broader has served as a member of our Board since October 2020. Ms. Broader served as Chief Executive Officer and President of Chico’s FAS, Inc., a fashion retailer, from 2015 to April 2019. Prior to this, Ms. Broader served at Walmart Inc., a multinational retail company, from 2009 to 2015 in various executive roles, including as President and Chief Executive Officer of the Walmart Europe, Middle East and Sub-Saharan Africa region from 2014 to 2015, President and Chief Executive Officer of Walmart Canada Corp. from 2011 to 2014, Chief Merchandising Officer of Walmart Canada Corp. from 2010 to 2011 and Senior Vice President for Sam’s Club (a division of Walmart) from 2009 to 2010. Since September 2021, Ms. Broader has served on the board of directors of Dutch Bros Inc., a drive-through coffee chain, and IFCO Systems, a global corporation specializing in reusable plastic containers. Since November 2022, Ms. Broader has served on the board of directors of Loblaw Companies Limited, a Canadian retailer of corporate and franchise supermarkets. Ms. Broader previously served on the board of directors of Chico’s FAS, Inc. from 2015 to April 2019 and Raymond James Financial, Inc. from 2008 to February 2020. Ms. Broader holds a B.A. from Washington State University. We believe Ms. Broader’s significant C-suite leadership experience at a multitude of leading multinational brands enable her to make valuable contributions to our Board.

Timothy P. Herbert Age: 60 Director since: November 2007 Chief Executive Officer, President
Mr. Herbert, our founder, has served as our Chief Executive Officer and President and as a member of our Board since November 2007. Prior to joining us, Mr. Herbert spent 11 years at Medtronic plc, a medical equipment development company, where he held management positions in product development, clinical research, sales, marketing, and healthcare reimbursement. Mr. Herbert holds a B.S. in electrical engineering from North Dakota State University and an M.B.A. from the University of St. Thomas. We believe Mr. Herbert's experience in the industry, his role as our Chief Executive Officer and President, and his knowledge of the Company enable him to make valuable contributions to our Board.

Inspire Medical Systems, Inc.	12	2023 Proxy Statement

PROPOSAL NO. 1

Shawn T McCormick Age: 58 Director since: January 2017 Committees: Audit (chair)
Mr. McCormick has served as a member of our Board since January 2017. From November 2020 to February 2022, Mr. McCormick served as Chief Financial Officer of Aldevron, LLC, a technology company specializing in the manufacture of plasmid DNA, mRNA and proteins. Aldevron was acquired by Danaher Corporation in August 2021. Mr. McCormick served as Chief Financial Officer of Tornier N.V., a global orthopedic company, from 2012 until 2015 when Tornier merged with Wright Medical Group, Inc. Before Tornier, Mr. McCormick served as Chief Operating Officer of Lutonix, Inc., a medical device company, from 2011 to 2012, and as Chief Financial Officer and Senior Vice President of ev3 Inc., a global endovascular company, from 2009 to 2010, when ev3 was acquired by Covidien plc. From 1992 to 2009, Mr. McCormick held various positions at Medtronic plc, including as its Vice President, Corporate Development, where he was responsible for leading Medtronic's worldwide business development activities, and Vice President of Finance for the Spinal, Biologics and Navigation business. In addition to serving on our Board, Mr. McCormick has served on the board of directors of Nevro Corp. since 2014. Mr. McCormick also served on the board of directors of Entellus Medical, Inc. from 2014 to February 2018, and on the board of directors of Surmodics, Inc. from 2015 to December 2020. Mr. McCormick holds a B.S. in Accounting from Arizona State University and an M.B.A. from the University of Minnesota's Carlson School of Management and is a Certified Public Accountant (inactive). We believe Mr. McCormick's financial expertise and extensive experience in the medical device industry enable him to make valuable contributions to our Board

Board Recommendation
The Board of Directors unanimously recommends a vote FOR the election of Cynthia B. Burks, Gary L. Ellis, Georgia Garinois-Melenikiotou, and Dana G. Mead, Jr. as Class II directors to hold office until the Company’s annual meeting of stockholders to be held in 2026 and until their respective successors have been duly elected and qualified.
Inspire Medical Systems, Inc.	13	2023 Proxy Statement

PROPOSAL NO. 2
Ratification of Appointment of Independent Registered Public Accounting Firm
Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance, and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge, and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. Ernst & Young LLP has served as our independent registered public accounting firm since 2015. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Ernst & Young LLP to serve as our independent registered public accounting firm for the year ending December 31, 2023.
Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax, and All Other Fees
The table below sets forth the aggregate fees billed to Inspire for services related to the fiscal years ended December 31, 2022 and 2021, respectively, by Ernst & Young LLP, our independent registered public accounting firm.
	Year Ended December 31,
	2022	2021
Audit Fees(1)	$561,000	$400,000
Audit-Related Fees(2)	22,000	20,000
Tax Compliance and Preparation Services(3)	69,953	55,480
Other Tax Services(4)	252,763	64,016
All Other Fees(5)	1,965	2,545
Total	907,681	542,041
(1)
Audit Fees for both years presented consist of fees billed for professional services by Ernst & Young LLP for the audit of our annual financial statements, related services that are normally provided in connection with statutory and regulatory filings or engagements, and, in fiscal 2022 only, fees in connection with our follow-on offering.

(2)	Audit-Related Fees for both years consist of fees billed by Ernst & Young LLP for an audit of the Company’s 401(k) plan.
(3)
Tax Compliance and Preparation Services Fees consist of fees for professional services, including preparing original and amended tax returns and refund claims and tax payment planning performed by Ernst & Young LLP. Fees for the same services in fiscal 2021 have been reclassified to conform to the current presentation.

(4)
Other Tax Services consist of fees billed by Ernst & Young LLP for tax advice, planning, and consulting. Fees for the same services in fiscal 2021 have been reclassified to conform to the current presentation.

(5)	All Other Fees consist of an online accounting research tool subscription.
Inspire Medical Systems, Inc.	14	2023 Proxy Statement

PROPOSAL NO. 2
Pre-Approval Policies and Procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest, and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.
The services provided to us by Ernst & Young LLP in fiscal 2021 and fiscal 2022 were provided in accordance with our pre-approval policies and procedures, as applicable.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2023.
Inspire Medical Systems, Inc.	15	2023 Proxy Statement

Audit Committee Report
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance— Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, the application of accounting and financial reporting principles, and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and Ernst & Young LLP, as the Company’s independent registered public accounting firm, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2022. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed with the SEC.
Submitted by the audit committee of the Company’s Board of Directors:
Shawn T McCormick (Chair)
Georgia Garinois-Melenikiotou
Dana G. Mead, Jr.
Inspire Medical Systems, Inc.	16	2023 Proxy Statement

Executive Officers
The table below identifies and sets forth certain biographical and other information regarding our executive officers as of March 2, 2023. There are no family relationships among any of our executive officers or directors.
Executive Officer	Age	Position	In Current Position Since
Timothy P. Herbert	60	Chief Executive Officer, President, and Director	2007
Richard J. Buchholz	55	Chief Financial Officer	2014
Randall A. Ban	58	Chief Commercial Officer	2009
Philip J. Ebeling	52	Chief Operating Officer	2020
Steven L. Jandrich	56	Vice President, Human Resources	2017
Bryan K. Phillips	51	Sr. General Counsel, Secretary, and Chief Compliance Officer	2021
John C. Rondoni	43	Chief Technology Officer	2022
See page 12 of this Proxy Statement for Timothy P. Herbert’s biography.
Richard J. Buchholz has served as our Chief Financial Officer since May 2014. Prior to joining us, Mr. Buchholz served as the Chief Financial Officer, Secretary, and Treasurer at superDimension, Ltd., a medical device manufacturer (which was acquired by Covidien plc in 2012), from 2006 to 2013. Mr. Buchholz holds a B.B.A. from the University of Wisconsin, Eau Claire and is a Certified Public Accountant (inactive).
Randall A. Ban has served as our Chief Commercial Officer since July 2019. Prior to that, he served as our Senior Vice President, Sales and Marketing from 2009 to December 2018, and as Senior Vice president, Global Sales and Marketing from December 2018 to July 2019. Before joining us, he served as Vice President of Global Marketing, Cardiac Rhythm Management at Boston Scientific. From 1994 to 2008, Mr. Ban worked in a variety of sales and marketing leadership positions while at Guidant Corporation (Guidant was acquired by Boston Scientific in 2006). He began his career at Eli Lilly and Company in 1990. Mr. Ban holds a B.S. in marketing and an M.B.A., both from Indiana University.
Philip J. Ebeling has served as our Chief Operating Officer since June 2020. Prior to joining Inspire, he worked for Abbott Laboratories as Vice President and Chief Technology Officer in the Cardiovascular and Neuromodulation Division from 2017 to 2018. From 2016 to 2017, Mr. Ebeling was Chief Technology Officer of St. Jude Medical, Inc., a medical device company that was acquired by Abbott Laboratories in 2017. Prior to that, Mr. Ebeling served in various other roles at St. Jude Medical, Inc., including Senior Vice President, Research and Development in the Cardiovascular and Electrophysiology Division from 2012 to 2016 and Vice President of Research and Development for the Cardiovascular Division from 2008 to 2011. Before joining St. Jude Medical in 2008, Mr. Ebeling spent 12 years at Boston Scientific Corporation where he held numerous positions including Director of Program Management—Risk Management. Mr. Ebeling has a B.S. in Chemical Engineering from the University of Minnesota and an MBA from the University of St. Thomas. He is a member of the National Society of Professional Engineers.
Steven L. Jandrich has served as our Vice President, Human Resources since September 2017, and as our Chief Compliance Officer from 2017 to January 2021. Mr. Jandrich served as Vice President, Human Resources for Link Snacks, Inc., a multinational retail snack producer from 2015 to 2017. From 2001 through 2015, Mr. Jandrich held several leadership positions at St. Jude Medical which included Vice President Human Resources, leading the International Division's human resources and commercial operations functions through rapid development. Mr. Jandrich holds a .B.A. and M.B.A. from the University of St. Thomas.
Inspire Medical Systems, Inc.	17	2023 Proxy Statement

EXECUTIVE OFFICERS
Bryan K. Phillips has served as our Senior Vice President, General Counsel, Chief Compliance Officer, and Corporate Secretary since January 2021. From December 2019 to January 2021, Mr. Phillips served as Chief Legal Officer of Cerevel Therapeutics Holdings, Inc., a publicly traded clinical-stage biopharmaceutical company that researches and develops therapies intended to treat central nervous system disorders. Previously, he held various roles over a 14-year period at Surmodics, Inc., a publicly traded medical technology company, including its Senior Vice President, Legal and Human Resources, General Counsel, and Secretary. Mr. Phillips also previously served as patent counsel at Guidant Corporation’s Cardiac Rhythm Management Group (now part of Boston Scientific). He began his legal career at a Minneapolis-based intellectual property law firm and earned a B.S. in mechanical engineering from the University of Kansas and a J.D. from the University of Minnesota Law School.
John C. Rondoni has served as our Chief Technology Officer since May 2022. He has over 20 years of experience in the development of implantable medical devices and digital health systems. Since joining Inspire in 2008, Mr. Rondoni has served in product, clinical, and business development roles in the U.S. and internationally. Before joining Inspire, he worked on peripheral and central neuromodulation therapies at Medtronic, Inc., holding technical, project, and therapy leadership positions. At Medtronic, he led systems engineering for the development and commercial launch of the InterStim II platform. Mr. Rondoni is listed as an inventor on over 90 U.S. patents; he holds a B.S. and M.Eng. from the Massachusetts Institute of Technology.
Inspire Medical Systems, Inc.	18	2023 Proxy Statement

Corporate Governance
Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance—Governance Documents” section of the “Investors” page of our website located at www.inspiresleep.com, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. Among the topics addressed in our Corporate Governance Guidelines are:
•	Board size, independence, and qualifications	•	Stock ownership
•	Executive sessions of independent directors	•	Board access to senior management
•	Board leadership structure	•	Board access to independent advisors
•	Selection of new directors	•	Board self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation	•	Meeting materials
•	Term limits	•	Board committees, responsibilities, and independence
•	Director responsibilities	•	Succession planning
•	Director compensation
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer, or CEO, in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. If the Chair of the Board is a member of management or does not otherwise qualify as independent, our Corporate Governance Guidelines provide for the appointment of a lead independent director (the “Lead Director”) by the independent directors of the Board. The Lead Director’s responsibilities include, but are not limited to: presiding over all meetings of the Board at which the Chair of the Board is not present, including any executive sessions of the independent directors; approving Board meeting schedules and agendas; and acting as the liaison between the independent directors and the CEO and Chair of the Board. Our Corporate Governance Guidelines provide that, at such times as the Chair of the Board qualifies as independent, the Chair of the Board will serve as Lead Director.
The positions of our Chair of the Board and our CEO and President are currently served by two separate persons. Ms. Nelson, an independent director on our Board, serves as Chair of the Board, and Mr. Herbert serves as our CEO and President. In her capacity as the independent Board Chair, Ms. Nelson performs the functions of the Lead Director.
The Board believes that our current leadership structure of CEO and Chair of the Board being held by two separate individuals is in the best interests of the Company and its stockholders and strikes the appropriate balance between the CEO and President’s responsibility for the strategic direction, day-to day-leadership, and performance of our Company and the Chair of the Board’s responsibility to guide the overall strategic direction of our Company, provide oversight of our corporate governance and guidance to our CEO and President, and to set the agenda for and preside over Board meetings. We recognize that different leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies and would consider having the Chair and CEO roles filled by a single individual. Accordingly, the Board will continue to periodically review our leadership structure and make such changes in the future as it deems appropriate and in the best interests of the Company and its stockholders.
Director Independence
Under our Corporate Governance Guidelines and the NYSE rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules.
Inspire Medical Systems, Inc.	19	2023 Proxy Statement

CORPORATE GOVERNANCE
Our Board has undertaken a review of its composition, the composition of its committees, and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of Ms. Broader, Mr. Ellis, Ms. Garinois-Melenikiotou, Dr. Griffin, Mr. McCormick, Mr. Mead, Ms. Nelson, Mr. Tansey, Ms. Burks, or Dr. Sparks, representing 10 of our 11 directors, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the rules of the NYSE. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.
Board Committees
Our Board of Directors has three standing committees: an audit committee, an organization and compensation committee, and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the organization and compensation committee, and the nominating and corporate governance committee operates under a written charter.
Director	Audit Committee	Organization and Compensation Committee	Nominating and Corporate Governance Committee
Shelley G. Broader	—	Chair	—
Cynthia B. Burks	—	X	—
Gary L. Ellis	—	—	Chair
Georgia Garinois-Melenikiotou	X	—	—
Jerry C. Griffin, M.D.	—	—	X
Timothy P. Herbert	—	—	—
Dana G. Mead, Jr.	X	—	—
Charisse Y. Sparks, M.D.	—	—	X
Shawn T McCormick	Chair	—	—
Marilyn Carlson Nelson	—	—	—
Casey M. Tansey	—	X	—
Inspire Medical Systems, Inc.	20	2023 Proxy Statement

CORPORATE GOVERNANCE
Audit Committee
Our audit committee oversees our corporate accounting and financial reporting process and assists our Board of Directors in its oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) our risk management program, (iv) the performance of our independent auditor, and (v) the design and implementation of our internal audit function and internal controls. Our audit committee is responsible for, among other things:
•
appointing, compensating, retaining, evaluating and overseeing the work of our independent auditor and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;
•
pre-approving all audit and non-audit services provided to us by our independent auditor (other than those provided pursuant to appropriate preapproval policies established by the committee or exempt from such requirement under SEC rules);

•	reviewing and discussing our annual and quarterly financial statements with management and our independent registered public accounting firm;
•
discussing and overseeing our policies with respect to risk assessment and risk management, including major financial risk exposures and the steps management has taken to monitor and control such exposures;

•
reviewing management’s use of environmental, social and governance (“ESG”) measures and metrics, as well as other non-GAAP measures and metrics, and reviewing in particular how these measures are used to evaluate performance, whether they are consistently prepared and presented, what disclosure controls and procedures relating to these measures are in place and how such measures are disclosed; and

•
overseeing, and annually reviewing, procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential and anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

The audit committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The audit committee has the authority to engage independent legal, accounting, and other advisors as it deems necessary or appropriate to assist in carrying out its responsibilities. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the audit committee.
Our audit committee currently consists of Ms. Garinois-Melenikiotou, Mr. McCormick, and Mr. Mead, with Mr. McCormick serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. Our Board of Directors has affirmatively determined that each of Ms. Garinois-Melenikiotou, Mr. McCormick, and Mr. Mead qualifies as “independent” under NYSE’s additional standards applicable to audit committee members and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”). In addition, our Board of Directors has determined that Ms. Garinois-Melenikiotou, Mr. McCormick, and Mr. Mead each qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. The determination by our Board of Directors for Mr. McCormick was made based on experience and education which demonstrate his attributes as an audit committee financial expert, including the fact that he has been the chief financial officer of several medical technology companies and is a Certified Public Accountant (inactive), holding a degree in accounting and a M.B.A. Both Ms. Garinois-Melenikiotou and Mr. Mead also have education and experience supporting their determination by the Board of Directors as audit committee financial experts, including that both have M.B.A. degrees and financial oversight experience, with Ms. Garinois-Melenikiotou gaining this experience as a president at Johnson & Johnson and Mr. Mead gaining this experience as a CEO of several medical technology companies.
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CORPORATE GOVERNANCE
Organization and Compensation Committee
Our organization and compensation committee oversees our human capital strategies and programs, and our compensation policies, plans, and benefits programs. The committee is responsible for, among other things:
•
reviewing and approving corporate goals and objectives with respect to the compensation of our CEO, evaluating our CEO’s performance in light of these goals and objectives, and setting the CEO’s compensation;

•	reviewing and approving the compensation of our other executive officers;
•	reviewing and making recommendations to our Board of Directors regarding director compensation;
•	reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements;
•	reviewing the Company’s human capital management strategies, programs, and initiatives;
•	overseeing the Company’s strategy policies and practices and related reporting with respect to significant ESG matters, in coordination with other Board committees, with a focus on social matters; and
•	appointing and overseeing any compensation consultants.
The organization and compensation committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time.
Our organization and compensation committee currently consists of Ms. Broader, Ms. Burks, and Mr. Tansey, with Ms. Broader serving as chair. Our Board of Directors has determined that each of Ms. Broader, Ms. Burks, and Mr. Tansey qualify as “independent” under NYSE’s additional standards applicable to compensation committee members and as a “non-employee directors” as defined in Rule 16b-3 of the Exchange Act.
The organization and compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel, and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the organization and compensation committee reviews and considers the independence of such consultant, counsel, or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any advisor retained by the organization and compensation committee.
COMPENSATION CONSULTANTS
The organization and compensation committee has the authority under its charter to retain outside consultants or advisors, as it deems necessary or advisable. In accordance with this authority, the organization and compensation committee has engaged the services of Aon, which is part of the Rewards Solutions practice at Aon plc, as its independent outside compensation consultant.
All executive compensation services provided by Aon during fiscal 2022 were conducted under the direction or authority of the organization and compensation committee, and all work performed by Aon was pre-approved by the organization and compensation committee. Aon’s services during fiscal 2022 included, among other things, reviewing the Company’s executive compensation policy, evaluating the Company’s peer group used to set executive compensation, providing benchmark data as well as broad market data regarding compensation for executives serving in similar capacities, and providing information on current trends and developments in executive and director compensation. Neither Aon nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. The organization and compensation committee evaluated whether any work provided by Aon raised any conflict of interest for services performed during fiscal 2022 and determined that it did not.
Additionally, during fiscal 2022, Aon did not provide any services to us unrelated to executive and director compensation.
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CORPORATE GOVERNANCE
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the 2022 fiscal year, the directors who served on our organization and compensation committee were Ms. Broader, Ms. Burks, Dr. Griffin, and Mr. Tansey, none of whom was, during the fiscal year, an officer or employee of the Company and none of whom was formerly an officer of the Company. During fiscal 2022, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that had one or more executive officers serving on our Board or organization and compensation committee. During the fiscal year ended December 31, 2022, no other relationships required to be disclosed by the rules of the SEC existed aside from those identified herein.
Nominating and Corporate Governance Committee
Our nominating and corporate governance committee oversees and assists our Board in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee is responsible for, among other things:
•	identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board of Directors;
•	recommending to our Board the nominees for election to our Board at annual meetings of our stockholders;
•	overseeing the Company’s strategy policies and practices and related reporting with respect to significant ESG matters, in coordination with other Board committees; and
•	overseeing the annual self-evaluations of our Board and management; and
•	developing and recommending to our Board a set of corporate governance guidelines and principles.
The nominating and corporate governance committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The nominating and corporate governance committee has the authority to retain any search firm to be used to identify director nominees and independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities and we will pay the compensation of any such firm or advisor engaged. During fiscal 2022, the nominating and governance committee retained Russell Reynolds Associates Inc., a global executive search firm to assist in the identification and assessment of potential director candidates.
Our nominating and corporate governance committee currently consists of Mr. Ellis, Dr. Griffin, and Dr. Sparks, with Mr. Ellis serving as chair. Our Board has determined that each of Mr. Ellis, Dr. Griffin, and Dr. Sparks qualifies as “independent” under applicable NYSE rules for purposes of serving on the nominating and corporate governance committee.
Board and Board Committee Meetings and Attendance
During fiscal 2022, our Board of Directors met 9 times, the audit committee met 7 times, the organization and compensation committee met 5 times, and the nominating and corporate governance committee met 7 times. In fiscal 2022, each of our directors attended at least 80% of the meetings of the Board and committees on which he or she served as a member.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The Chair of the Board presides at each of these meetings and, in her absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.
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CORPORATE GOVERNANCE
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our directors attended our annual meeting of stockholders held in fiscal 2022.
Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines. Specifically, the nominating and corporate governance committee considers candidates who have a high level of personal and professional integrity, strong ethics and values, and the ability to make mature business judgments. In addition to any factors they deem relevant, the nominating and corporate governance committee may consider: the candidate’s experience in corporate management, such as serving as an officer or former officer of a publicly held company; the candidate’s experience as a board member of another publicly held company; the candidate’s professional and academic experience relevant to the Company’s industry; the strength of the candidate’s leadership skills; the candidate’s experience in finance and accounting and/or executive compensation practices; whether the candidate has the time required for preparation, participation, and attendance at Board meetings and committee meetings, if applicable; and the candidate’s geographic background, gender, age, and ethnicity.
We consider diversity, such as, gender, race, and ethnicity, in identifying director nominees and view such diversity characteristics as meaningful factors to consider in evaluating a potential director candidate, including the recent election of Cynthia B. Burks and Charisse Y. Sparks, M.D. Currently, five of our Board members self-identify as women, including two African American women, and one of our Board members self-identifies as LGBTQ+. Moreover, the nominating and corporate governance committee is committed to identifying qualified diverse candidates for our Board, including diversity of gender, race and ethnicity. In furtherance of this commitment, the nominating and corporate governance committee will seek to include women, and ethnically and racially diverse candidates in the initial list of candidates from which it will select prospective director candidates in each future director search, and will require that any search firm it may engage to assist with a director search do the same.
The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure. In determining whether to recommend a director for re-election, the nominating and corporate governance committee may also consider potential conflicts of interest with the candidate’s other personal and professional pursuits.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders, and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a third-party search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
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CORPORATE GOVERNANCE
The nominating and corporate governance committee has recommended, and the Board selected, Cynthia B. Burks, Gary L. Ellis, Georgia Garinois-Melenikiotou, and Dana G. Mead, Jr. as the Board's nominees for election as Class II directors at the Annual Meeting. Each of the director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election or re-election, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. All recommendations for director nominations received by the Secretary will be presented to the nominating and corporate governance committee for its consideration. Stockholders intending to nominate a director candidate for consideration at a stockholder meeting also must satisfy the notification, timeliness, consent, and information requirements set forth in our bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
The Board has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, organization and compensation committee, and nominating and corporate governance committee. Each of the committees regularly reports to the Board.
The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting, and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements, and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors, including the Company's major financial risk exposures. The organization and compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration, and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s Chair, succession planning discussions. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. The organization and compensation committee and the nominating and corporate governance committee jointly oversee ESG-related risks. In addition, our Board receives periodic detailed operating performance reviews from management.
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CORPORATE GOVERNANCE
Environmental, Social, and Governance
As a leading medical technology company, we are committed to improving the economic, social, and environmental impacts that our business has on the communities in which we operate, as well as our customers, business partners, suppliers, employees, and stockholders. We understand our responsibilities as a corporate citizen and are focused on developing ESG programs and initiatives that are sustainable and have real impact. In December 2022, we published our inaugural ESG which describes our various programs and initiatives. A copy of the ESG Summary Report is available in the “Investors” section of our website under “Corporate Governance.” Information on or accessible through our website is not incorporated by reference in this Proxy Statement.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, organization and compensation committee, and nominating and corporate governance committee and other corporate governance information are available under the Corporate Governance section of the Investors page of our website located at www.inspiresleep.com
, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics (the “Code of Conduct”) that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Business Conduct and Ethics is available under the Corporate Governance section of the Investors page of our website located at www.inspiresleep.com
, or by writing to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8-K with the SEC.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, short sales, and transactions in publicly traded options, such as puts, calls, and other derivatives involving our equity securities.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board, our chair, our non-management or independent directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416. The Secretary will forward the communication to the appropriate director or directors as appropriate.
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Executive Compensation
Compensation Discussion and Analysis
EXECUTIVE SUMMARY
In this Compensation Discussion and Analysis (“CD&A”), we provide an overview of the compensation awarded to or earned by our named executive officers (“NEOs”) identified below during fiscal 2022. The following discussion and analysis details the Company’s philosophy and policies regarding executive compensation, the process that is used to set executive compensation within the Company, the elements of the executive compensation program, and other elements and aspects of our executive compensation program. In fiscal 2022, our “named executive officers” were as follows:
•	Timothy P. Herbert, who served as President and CEO;
•	Richard J. Buchholz, who served as Chief Financial Officer;
•	Randall A. Ban, who served as Chief Commercial Officer;
•	Philip J. Ebeling, who served as Chief Operating Officer; and
•	John C. Rondoni, our Chief Technology Officer, who was promoted to this role on May 31, 2022.
FISCAL 2022 KEY BUSINESS HIGHLIGHTS
We had a strong year in fiscal 2022, with outstanding financial results and excellent progress in our product development programs. Key highlights include the following:
•
Revenue increased $174.5 million, or 75%, to $407.9 million, for fiscal 2022, compared to $233.4 million for fiscal 2021. Revenue growth was primarily due to increased utilization, increased market penetration in existing territories, expansion into new territories, and increased physician and patient awareness of our Inspire system.

•
Over the last several years, we have been executing a strategy to expand our capacity to meet the significant demand that we believe exists for Inspire therapy. In executing this strategy, during fiscal 2022, we activated 246 new U.S. implanting centers (bringing the total to 905 U.S. medical centers implanting Inspire therapy) and created 68 new U.S. sales territories (bringing the total to 225 U.S. sales territories).

•
We continued to make significant progress in our efforts to develop and bring to market new products and features that are intended to improve patient outcomes and the overall functionality of Inspire therapy. In this regard, during fiscal 2022, we:

–	commercially launched our silicone-based stimulation and sensing leads, which provide improved manufacturability, easier system implantation, and enhanced reliability;
–
received Food and Drug Administration (the “FDA”) approval for full-body magnetic resonance imaging (“MRI”) compatibility, which approval was applicable to all patients with the Inspire IV neurostimulator;

–	launched our Bluetooth®-enabled patient remote, which facilitates remote therapy monitoring through our SleepSync™ patient management platform; and
–	submitted an application to the FDA for approval of our new physician programmer which will directly integrate with SleepSync™ and facilitate remote therapy programming.
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EXECUTIVE COMPENSATION
KEY ASPECTS OF 2022 EXECUTIVE COMPENSATION: STRONG PERFORMANCE ORIENTATION
Delivered Very Strong Stock Price Performance and Total Shareholder Return
As shown in the graphic below, our Total Shareholder Return (“TSR”) for 2022 was 9.4%, and our cumulative TSR since our May 2018 initial public offering (“IPO”) through the end of fiscal 2022 was 908.3%, outperforming relevant indices.

*	TSR was calculated assuming 1-trading day averaging periods and reinvested dividends.
**	The Company completed its IPO in May 2018.
Substantial Majority of Compensation, is Variable and At-Risk; Added Performance Stock Units in 2022
Compensation Philosophy. Our compensation philosophy is performance-based and focuses on aligning the financial interests of our executive officers with those of our stockholders. Generally, this is accomplished by placing a substantial portion of our executive officers’ total compensation “at risk.” We consider compensation to be “at-risk” if it is subject to achievement of meaningful pre-set, objective financial or operating goals, such as in our annual incentive program, or if it depends on stock price appreciation or value, as in our long-term incentive program.
Consistent with the market practice of similar, newly public companies in our industry, and in order to focus executives on growth and increasing stockholder value at our early stage of development, our long-term incentive (“LTI”) program has historically consisted solely of stock options. In our view, stock options are simple and inherently performance-based, requiring stock price appreciation before there is any value earned.
Performance Stock Units. As the Company has continued to evolve and mature following its IPO in 2018, the organization and compensation committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of our stage of development and size. In particular, the organization and compensation committee is in the midst of a multi-year plan to transition the amounts and forms of compensation to those aligned with public companies, including those in our peer group, by having a more typical, regular program of equity grants.
In this regard, beginning in 2022, the organization and compensation committee introduced performance stock units (PSUs) as a component of our LTI program. The performance-based metrics associated with these awards, in conjunction with the proportion of total compensation that was variable and at-risk, further enhanced the link between pay and performance for our executive officers, as well as strengthened the alignment of their interests with those of our stockholders.
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EXECUTIVE COMPENSATION
As shown in the graphic below, in fiscal 2022, approximately 88% of our CEO’s target total direct compensation was variable and at-risk compensation, and on average, approximately 78% of the target total direct compensation of our other NEOs was variable and at-risk.

(1)
The total direct compensation of our NEOs as reflected in the above graphic differs from the total in the “Summary Compensation Table” because it (a) reflects base salaries approved by the organization and compensation committee, including promotion adjustments, (b) only includes cash incentive opportunity at “target”, rather than actual payout, and (c) includes the aggregate grant date fair value of stock options and PSUs granted in February 2022, as discussed in the section entitled “Long-term Incentives” below, and excludes all other amounts. The organization and compensation committee views target total direct compensation as a useful measure of pay because it reflects the intended aggregate value of key elements of pay at the time the pay decision is made.

The performance-based metrics and the proportion of total compensation that was variable and at-risk further enhanced the link between pay and performance for the CEO and other NEOs and strengthened the alignment of the interests of our NEOs with those of our stockholders. See the following pages for more details on the elements of our compensation program.
Short-Term Annual Cash Incentive: Rigorous, Pre-Set Financial, Operating, and Regulatory/Product Development Goals, Strong Performance Achievement, and Annual Incentive Plan Payouts Reflecting Pay for Performance Alignment
At the outset of 2022, we established goals for the revenue, operating income or loss, global insurance reimbursement approvals, and regulatory and product development objectives metrics under our annual cash Management Incentive Program (“MIP”). These objectives were rigorous, aggressive, and challenging, attainable only with strong performance, and took into account the relevant opportunities and risks. The revenue target represented a 50% increase over the prior year’s actual results, reflecting our ambitious business and operational plans for the year. In order to earn any payout with respect to this most heavily weighted goal, a minimum of 80% of target performance had to be achieved. The organization and compensation committee also set similarly challenging targets and threshold levels for the other performance metrics and evaluated performance achievement relative to the goals.
I. Compensation Philosophy and Objectives
The Company is a medical technology company focused on the development and commercialization of innovative, minimally invasive solutions for patients with obstructive sleep apnea. We believe that for us to be successful, we must hire and retain highly-skilled and experienced people who can continue to develop and execute our strategy, innovate our products and services and lead our team.
Our compensation philosophy is performance-based and focuses on aligning the financial interests of our executive officers with those of our stockholders. Generally, this is accomplished by placing a substantial portion of our executive officers’ total compensation “at risk,” while providing overall compensation opportunities that are comparable to market levels. With this in mind, our executive compensation programs are designed to:
•	attract, motivate, reward, and retain employees at the executive level who contribute to our long-term success;
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EXECUTIVE COMPENSATION
•	link pay to performance;
•
effectively align our executives’ interests with those of our stockholders, in part by focusing on long-term equity incentives that correlate with the growth of sustainable long-term value for our stockholders;

•	align our performance metrics with our corporate strategy and the achievement of our business objectives; and
•	provide compensation packages to our executives that are fair and competitive with the market.
Executive Compensation Governance Highlights
We are committed to having strong governance standards with respect to our compensation programs, procedures, and practices. Our key compensation practices include the following:
What We Do		What We Do Not Do
✔	We emphasize performance-based, at-risk compensation.	✘	We do not provide any compensation-related excise tax gross-ups.
✔	We deliver rewards that are based on the achievement of long-term objectives and the creation of stockholder value.	✘	We do not provide significant perquisites.
✔	We provide a mix of short-term and long-term incentive compensation to promote executive retention and reward exceptional performance.	✘	We do not encourage unnecessary risk-taking as a result of our compensation policies.
✔	We engage an independent compensation consultant to advise our organization and compensation committee and management.	✘	We do not guarantee annual salary increases or bonuses.
✔	We consider stockholder input in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs.	✘	We do not have contracts that guarantee employment with any executives (all employment is terminable at will).
✔	We develop a peer group of companies based on industry, revenue, stage, and market capitalization to reference for compensation decisions.	✘	We prohibit employees and non-employee directors from engaging in hedging, pledging or short sale transactions in Company securities.
✔	We have double-trigger vesting on equity and severance in the event of a change of control.
II. Process for Determination of Compensation
Role of Organization and Compensation Committee
The organization and compensation committee establishes our compensation philosophy and objectives, determines the structure, components, and other elements of executive compensation, and reviews and approves the compensation of the NEOs or recommends it for approval by the Board. The organization and compensation committee structures the executive compensation program to accomplish its articulated objectives in light of the compensation philosophy described above.
The organization and compensation committee obtains input from executive officers regarding the annual operating plan, including the range of financial and operating results and the potential opportunities and risks that could impact those results. Based on this information, the organization and compensation committee establishes the performance-based metrics and targets used in connection with our performance-based annual cash incentives and our performance-based equity grants (as discussed below). For each metric, the organization and compensation committee sets appropriate threshold and maximum levels of performance designed to motivate achievement without incentivizing excessive risk-taking. The organization and compensation committee reviews the elements of our executive compensation program to verify the alignment of the program with our business strategy and with the items that we believe drive the creation of stockholder value, and to determine whether any changes would be appropriate.
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EXECUTIVE COMPENSATION
After the end of the annual or long-term performance period, the organization and compensation committee evaluates achievement relative to the performance targets, and determines corresponding payouts earned. With the input of the CEO, the organization and compensation committee also establishes the compensation for all the other executive officers.
Role of the Executive Officers
The organization and compensation committee works with our CEO to set the target total direct compensation of each of our NEOs other than with respect to his own compensation. As part of this process, our CEO evaluates each other NEO, determines his recommendations about the target compensation of each such NEO, and delivers his evaluations and compensation recommendations to the organization and compensation committee. The organization and compensation committee gives significant weight to the recommendations of the CEO in light of his greater familiarity with the day-to-day performance of his direct reports and the importance of incentive compensation in driving the performance of the business. Nevertheless, the organization and compensation committee makes the ultimate determination regarding the compensation of the NEOs.
When the organization and compensation committee discusses and formulates the compensation recommendation for our CEO, he does not play any role with respect to any matter affecting his own compensation and is not present.
To design and develop the compensation program, the organization and compensation committee coordinates with the Vice President, Human Resources, and collaborates with the finance and legal teams as appropriate. This group supports the organization and compensation committee through the preparation of analyses of financial data, peer comparisons, and other materials, and helps to implement the committee’s decisions.
Role of Compensation Consultant
The organization and compensation committee recognizes that there is value in procuring independent, objective expertise and counsel in connection with fulfilling its duties, and has the authority to retain an independent compensation consultant to assist it in carrying out its responsibilities and duties.
Since 2017, the organization and compensation committee has engaged Aon’s Human Capital Solutions practice, a division of Aon plc, as its independent compensation consultant for compensation decisions. Aon reported directly to the organization and compensation committee, and the organization and compensation committee has the sole authority to retain, terminate, and obtain the advice of Aon at the Company’s expense.
The organization and compensation committee worked with Aon to develop a peer group, provide a competitive market analysis of the base salary, annual cash incentive awards, and long-term incentive compensation of our NEOs compared against the compensation peer group, report on share utilization, and review other market practices and trends.
Although the organization and compensation committee took into consideration the review and recommendations of Aon when making decisions about our executive compensation program, ultimately, the organization and compensation committee made its own independent decisions in determining our executives’ compensation.
The organization and compensation committee assessed the independence of Aon pursuant to SEC and NYSE rules. In doing so, the organization and compensation committee considered each of the factors set forth by the SEC and NYSE with respect to a compensation consultant’s independence. The organization and compensation committee also considered the nature and amount of work performed for the organization and compensation committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the organization and compensation committee concluded that Aon was independent and that there were no conflicts of interest.
Compensation Peer Group and Peer Selection Process
The organization and compensation committee believes that obtaining relevant market and benchmark data is of paramount importance in its executive compensation determinations. Such information provides helpful context and a solid reference point when making compensation decisions, though unique aspects of the Company and our business
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EXECUTIVE COMPENSATION
may ultimately drive compensation decisions that differ from our peers. The organization and compensation committee takes into consideration the structure and components of, and the amounts paid under, the executive compensation programs of other comparable peer companies. This information is derived from public filings and other sources when making decisions about the structure and component mix of our executive compensation program.
The organization and compensation committee, with the assistance of Aon, developed a peer group using criteria designed to identify companies that reflect our size (measured by revenue, market capitalization, number of employees, and other size measures) and business profile (generally medical device companies). Based on these criteria, the organization and compensation committee approved the following peer group:
Atricure, Inc.	Inari Medical, Inc.	Shockwave Medical, Inc.
AxoGen, Inc.	Inogen, Inc.	Silk Road Medical, Inc.
Axonics Modulation Technologies Inc.	iRhythm Technologies, Inc.	STAAR Surgical Company
Cardiovascular Systems, Inc.	LeMaitre Vascular, Inc.	Surmodics, Inc.
CareDx, Inc.	Mesa Laboratories, Inc.	Tactile Systems Technology, Inc.
Glaukos Corporation	Nevro Corp.	Tandem Diabetes Care, Inc.
Globus Medical, Inc.	Penumbra, Inc.
The following table summarizes our scale relative to our peer group. Financial data reflects fiscal year-end data available as of July 2021.
	Peer Group Comparison
	Revenue	Market Cap	Employees
25th Percentile	$147.4	$1,339.4	441
Median	$225.7	$2,758.1	614
75th Percentile	$314.0	$4,767.4	867
(1)	All dollar amounts in millions.
(2)	Data source: S&P Capital IQ.
Consistent with best practices for corporate governance, the organization and compensation committee reviews our peer group at least annually. In addition to the selected peer group, as discussed above, the organization and compensation committee references general and specific industry surveys from other sources.
With the assistance of Aon, the organization and compensation committee uses data from the peer group to establish a market reference for each executive position. For fiscal 2022, the organization and compensation committee determined that the appropriate market reference continues to be the market 50th percentile, and that an NEO’s target and actual total direct compensation may be above or below this reference depending on individual factors and performance. We do not formally set total compensation, or any specific element of compensation, at a specific percentile of the peer group for that position. Instead, the market data is used as a reference point to provide information on the range of competitive pay levels and current compensation practices in our industry.
In May 2018, we completed our IPO. As the Company has continued to evolve and mature following its IPO, the organization and compensation committee has correspondingly sought to evolve the executive compensation program as appropriate for a company of Inspire’s stage of development and size. In particular, the organization and compensation committee is in the midst of a multi-year plan to transition the amounts and forms of compensation from those more typical of a private company to those aligned with public companies, including the Company’s peer group.
In the first quarter of 2022, the organization and compensation committee, with the assistance of its independent compensation consultant, took the first step toward growing the performance nature of long-term incentive equity grants by introducing grants of performance stock units, or PSUs. The performance-based metrics, in conjunction with the proportion of total compensation that was variable and at-risk, further enhanced the link between pay and performance for the CEO and other NEOs, as well as strengthened the alignment of the interests of the NEOs with those of our stockholders.
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Stockholder Input on Executive Compensation
At last year’s annual meeting, over 98% of the votes cast on the 2022 “say-on-pay vote” were voted in favor of the proposal. We have considered the 2022 say-on-pay vote and we believe that the overwhelming support of our stockholders for the 2022 say-on-pay vote indicates that our stockholders are generally supportive of our approach to executive compensation.
We are committed to ongoing engagement with our investors on all appropriate matters, including executive compensation and governance. Following the advisory votes at the Annual Meeting, the organization and compensation committee has considered stockholder input in evaluating the design of our executive compensation and the compensation decisions for each of the NEOs.
III. Elements of our Executive Compensation Program
In order to achieve our objectives, the organization and compensation committee utilizes the components of compensation set forth below. The organization and compensation committee regularly reviews all components of the program in order to verify that each component is aligned with our strategy and ensure that each NEO’s total compensation is consistent with our compensation philosophy.
The primary elements of our NEOs’ compensation and the main objectives of each are:
•	Base Salary. Base salary attracts and retains talented executives, recognizes individual roles and responsibilities, and provides stable income;
•
Annual Performance-Based Incentive Compensation. Performance-based cash bonuses and commissions promote short-term performance objectives and reward executives for their contributions toward achieving those objectives; and

•
Equity-Based Long-Term Incentive Compensation. Equity compensation, provided in the form of stock options and beginning in 2022, PSUs, aligns executives’ interests with our stockholders’ interests and emphasizes long-term financial performance.

In addition, our NEOs are eligible to participate in our health and welfare programs and our 401(k) plan on the same basis as our other employees. Each of these elements of compensation for fiscal 2022 is described further below.
Base Salaries
The base salaries of our NEOs are an important part of their total compensation package. Base salary is a visible and stable fixed component of our compensation program. In determining base salary levels, the organization and compensation committee considers individual contributions to business outcomes, the scope and complexity of each role, future potential, market data, and internal pay equity. Mr. Herbert’s increase was intended to bring his salary closer to the market median for CEOs in our peer group. The following table sets forth the base salaries of our NEOs for fiscal 2022:
Name	2021 Base Salary ($)(1)	2022 Base Salary ($)(1)	%Change
Timothy P. Herbert	620,700	644,829	3.9%
Randall A. Ban	339,254	352,825	4.0%
Richard J. Buchholz	411,100	425,406	5.4%
Philip J. Ebeling	407,000	433,455	4.5%
John C. Rondoni	n/a	370,000	n/a
(1)
Amounts reflect the base salaries that were approved by the organization and compensation committee prior to start of each applicable year. Mr. Rondoni’s salary for 2022 was approved in connection with his promotion to Chief Technology Officer in May 2022.

Annual Incentive Cash Compensation
All of our employees, including our NEOs, are eligible to receive performance-based cash incentive compensation. We believe that performance-based cash incentives motivate our employees, including our NEOs, to achieve both short and long-term goals. This approach is critical to the execution of our overall business strategy which, if achieved, has the potential to significantly enhance stockholder value.
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EXECUTIVE COMPENSATION
In fiscal 2022, with the exception of Mr. Ban, the performance-based cash incentive opportunity available to each of our NEOs was provided pursuant to the terms of our MIP. Given the specific nature of his role as our Chief Commercial Officer, Mr. Ban’s performance-based cash incentive opportunity was commission-based and tied to certain sales-related performance metrics.
Management Incentive Program
Target Opportunities. Consistent with our compensation philosophy and objectives, the organization and compensation committee generally sets the target incentive opportunity under the MIP within the median range of annual cash incentive target pay for comparable executives at our peer group. For fiscal 2022, based on a review of the market data and the individual role and duties for each executive, the organization and compensation opportunity increased the target incentive opportunity for Mr. Herbert from 80% to 90%. The following table summarizes the target incentive opportunity for each of our NEOs under the MIP:
Name	Target Incentive Opportunity (as a % of Base Salary)
Timothy P. Herbert	90%
Richard J. Buchholz	50%
Philip J. Ebeling	50%
John C. Rondoni(1)	50%
(1)	Mr. Rondoni’s target incentive opportunity was approved in connection with his promotion to Chief Technology Officer in May 2022.
Performance Measures. Under the MIP, the amount of the payout, if any, is based upon the achievement of financial metrics (weighted 70%) and strategic metrics (weighted 30%). Specifically, the following performance metrics were used to determine payouts under the fiscal 2022 MIP:
i.	Global Revenue: the organization and compensation committee emphasized revenue growth as the highest priority, given the Company’s stage of development and market opportunity.
ii.	Adjusted Operating Income (Loss): the organization and compensation committee selected this metric to focus management on improving profitability and managing expenses.
iii.
Global Insurance Reimbursement Approvals: the organization and compensation committee included this metric because securing reimbursement from payors is critical to the Company’s strategy and financial performance.

iv.
Specified Product Development, Regulatory, Quality, and Operations Metrics: the organization and compensation committee used these metrics to emphasize continuing product development, regulatory submissions and approvals, product quality and operational excellence as key components of the Company’s overall strategy.

Payout Opportunities. Pursuant to the MIP, each participant’s target incentive opportunity is payable upon the 100% achievement of each of the applicable performance measures. At the beginning of the fiscal year, the organization and compensation committee approved the target performance goal and performance range for each performance metric. The targets for each performance metric are based on the Board-approved annual operating plan. The targets represented substantial increases from the prior year actual performance. For example, the revenue target represented a 50% increase from prior year actual revenue, and the Global Insurance Reimbursement Approvals represented a 54% increase from the prior year level. The performance range for each metric defines threshold and above-target levels of performance. The threshold payout for the revenue and reimbursement approval metrics is 80% of the target incentive opportunity.
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There is no payout opportunity below the target for the adjusted operating income (loss) metric or the product development, regulatory, quality and operations metrics. The maximum payout for the operating income (loss) metric and reimbursement approval metric is 120% of the target incentive opportunity for those metrics. The maximum payout for the product development, regulatory, quality and operations metrics is 100% of the target incentive opportunity for each of those metrics. There is no maximum payout percentage established for revenue performance that exceeds target and for performance levels between the specified threshold, target and above-target levels (where applicable, and for revenue that exceeds the above-target level), the resulting payout percentage is determined on a linear interpolation basis. The table below sets forth the weight, threshold, target, above-target, and actual performance for each performance metric:
Performance Metric	Weight	Threshold	Target	Above- Target	Actual Achievement	Weighted Achievement
Global Revenue (in millions)	50%	$316.0	$351.0	$386.0	$407.9	66.2%
Adjusted Operating Income (Loss)(1) (in millions)	20%	N/A	$(10.9)	$7.7	$6.0(2)	20.0%
Global Insurance Reimbursement Approvals	10%	9,500	11,000	12,500	12,406	10.0%
Regulatory and Product Development Metrics	10%	N/A	Complete all metrics	N/A	Did not complete all metrics	0.0%
Quality and Operations Metrics	10%	N/A	Complete all metrics	N/A	Did not complete all metrics	0.0%
					Overall Achievement:	96.2%
(1)
For purposes of the 2022 MIP, adjusted operating income (loss) was defined as income (loss) from operations, calculated in accordance with generally accepted accounting principles, excluding expenses associated with non-cash stock-based compensation and commercial launch activities in Australia, Singapore, and Hong Kong.

(2)
Reflects the Company’s fiscal 2022 reported operating loss of $47.6 million adjusted to exclude $52.0 million in stock-based compensation expense and $1.6 million in expenses associated with commercial launch activities in Australia, Singapore, and Hong Kong.

Payout Determination. At its January 2023 meeting, the organization and compensation committee reviewed and confirmed the Company's performance for each of the performance metrics. The organization and compensation committee then determined the achievement percentage associated with each metric. Following this approach, as shown in the table above, the committee determined that the overall achievement percentage for the MIP was 96.2%.
In connection with its determination regarding the overall achievement percentage for the MIP, and in light of the Company’s exceptional financial performance in 2022, the organization and compensation committee considered the impact of the ongoing success of the Company’s strategic initiatives and the many significant accomplishments in 2022, including the (a) commercial launch of our silicone-based stimulation and sensing leads, (b) receipt of FDA approval for full-body MRI compatibility, and (c) commercial launch of our Bluetooth®-enabled patient remote. Based on these factors, and in recognition of their potential to create significant shareholder value, the organization and compensation committee approved a special, one-time bonus for all Company’s employees eligible for the MIP, including our NEOs, except for Mr. Ban. The organization and compensation committee believes that the exercise of discretion based on a qualitative assessment of non-financial, non-formulaic factors, such as those noted above, are consistent with our Company’s culture, compensation philosophy, and objectives. The organization and compensation committee also believes, however, that the exercise of this type of discretion would be limited to unique or extraordinary circumstances.
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The total cash incentive payouts for each executive were determined by summing the products obtained by multiplying the executive’s eligible earnings by his target incentive opportunity and (a) in case of the MIP, the overall achievement percentage under the MIP, and (b) in the case of the special, one-time bonus, 25%. The following table summarizes the total cash incentives earned by our NEOs:
Name	Eligible Earnings ($)	Target Opportunity (%)	MIP Achievement Percentage (%)	MIP Payout ($)(1)	Special One-Time Bonus (%)	Special One-Time Bonus ($)(2)	Total Incentive Payout ($)(3)
Timothy P. Herbert	644,829	90%	96.2%	558,293	25.0%	145,086	703,379
Richard J. Buchholz	425,406	50%	96.2%	204,620	25.0%	53,176	257,796
Philip J. Ebeling	433,455	50%	96.2%	208,492	25.0%	54,182	262,674
John C. Rondoni(4)	370,000	50%	96.2%	177,970	25.0%	46,250	224,220
(1)	Amounts shown are calculated by multiplying each executive’s eligible earnings in 2022 by their target incentive opportunity and the overall MIP achievement percentage.
(2)
Amounts shown are calculated by multiplying each executive’s eligible earnings in 2022 by their target incentive opportunity and the special, one-time bonus percentage approved by the organization and compensation committee.

(3)	Amounts reflect the sum of the MIP payout and the special, one-time bonus.
(4)
Amounts for Mr. Rondoni are based on the base salary and target incentive opportunity approved by the organization and compensation committee in connection with his promotion to Chief Technology Officer in May 2022.

Ban Commissions
Mr. Ban is eligible to receive commissions based on the achievement of certain sales-related performance metrics, which are determined and paid on a quarterly basis. The organization and compensation committee established the target incentive opportunity for Mr. Ban in reference to the median range for annual cash incentive target pay for comparable executives at our peer group. Following this approach, the organization and compensation committee established Mr. Ban’s target cash incentive opportunity for fiscal 2022 at $240,000.
Under this program, during fiscal 2022, Mr. Ban was eligible to earn performance-based cash incentive compensation based on the following: (i) quarterly global sales, (ii) quarterly global sales plan achievement, (iii) quarterly U.S. patient procedure readiness metrics, and (iv) quarterly U.S. implant productivity metrics. The organization and compensation committee selected these metrics based on its judgment that they represent meaningful categories of sales performance tied to on our 2022 annual operating plan. The table below sets out the quarterly and annual target opportunities for Mr. Ban for fiscal 2022:
Component	Quarterly Target Opportunity ($)	Annual Target Opportunity ($)
Quarterly Global Sales Bonus	30,000	120,000
Quarterly Global Sales Plan Achievement	15,000	60,000
Quarterly U.S. Procedure Readiness Bonus	5,000	20,000
Quarterly U.S. Implant Productivity Bonus	10,000	40,000
Based on the achievement of the applicable quarterly performance metrics, and consistent with the company’s exceptional financial results and achievement of sale-related performance metrics during 2022, Mr. Ban earned commission-based cash incentives totaling an aggregate of $406,400, which represents 169.3% of his annual target commission amount. In fiscal 2022, Mr. Ban received quarterly incentive payments of $56,200, $92,100, $117,800, and $140,300.
The actual cash incentives earned by each NEO for fiscal 2022 are set forth below in the Summary Compensation Table under the columns entitled “Bonus” (for discretionary bonus amounts) and “Non-Equity Incentive Plan Compensation” (for amounts paid under the MIP).
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LONG-TERM INCENTIVES
As described above, the third and largest primary component of our executive compensation program is long-term equity incentives. The organization and compensation committee designed this long-term incentive opportunity to motivate our executive officers to achieve multi-year strategic goals and to deliver sustained, long-term value to stockholders. Our long-term incentives create a strong link between payouts and performance and align our executive officers’ interests with the interests of our stockholders. Long-term equity incentives promote retention, as executive officers will only receive value if they remain employed by us over the required term, and they foster an ownership culture among our executive officers by making executive officers stockholders with a personal stake in the value they intend to create.
The organization and compensation committee intends to make grants of long-term incentive awards annually. Special, one-time awards are used in limited circumstances, including, as may be necessary to attract, retain, and motivate experienced and well-qualified executive officers, and as recognition of an increase in the scope of an executive’s responsibilities or major accomplishments. In May 2022, the committee approved a special equity award to Mr. Rondoni in connection with his promotion to our Chief Technology Officer comprising stock options having a grant date fair value equal to $750,000.
Equity Vehicles and Mix. Historically, and consistent with the market practice of similar, newly-public companies in our industry, our long-term incentive compensation has consisted solely of stock options. Beginning with fiscal 2022, the organization and compensation committee approved a change in the mix of long-term incentive compensation to be granted to executives. More specifically, the committee determined that long-term incentive compensation would be granted as a mix of stock options and revenue-based PSUs (each constituting 50% of the target LTI value, respectively). The committee determined that this mix was appropriate given the current stage of our business taking into consideration the relative growth of the Company as we continue to execute our business strategy.
Equity Vehicle	2022 Allocation	Vesting Period	How Value is Delivered	Rationale for Use
PSUs	50%	3 year cliff	2022-2024 Cumulative Revenue	Cumulative Revenue aligns with critical strategic priority of top line growth Promotes retention
Stock Options	50%	4 years: 25% after one year, then 36 equal monthly installments	Share price appreciation	Prioritizes increasing stockholder value, thus aligning with stockholders Promotes long-term focus
PSUs. The organization and compensation committee believes that the addition of PSUs reinforces the pay-for-performance nature of the long-term incentive grants and the executive compensation program overall, encourages focus on long-term stockholder value creation through growth and increase in stock price over time, aligns compensation with key indicators of the success of our strategy, and promotes retention through long-term performance achievement and vesting requirements.
Our PSUs have a three-year performance period and will be settled in stock. The actual number of PSUs that will vest will be based on the Company’s achievement of certain performance objectives over the applicable three-year performance period. In the case of the PSUs granted in 2022, the performance objective is cumulative revenue. The organization and compensation committee selected this metric because it is the best indicator of our ability to continue to grow.
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Stock Options. In order to focus executives on growth and increasing shareholder value, the organization and compensation committee has used stock options to motivate stock price appreciation over the long term, which deliver value only if the stock price increases. They are also simple. Stock options reward our NEOs for increasing shareholder value over the lengthier term of the option, which we believe is consistent with the longer medical technology development cycle. Furthermore, awards of stock options align with our growth strategy and provide significant leverage if our growth objectives are achieved. They also place a significant portion of compensation at risk if our objectives are not achieved and provide no guaranteed value.
In future years, the organization and compensation committee will continue to evaluate and select the form and mix of long-term incentive compensation (which may include stock options, restricted shares, restricted share units, performance stock units, or other long-term incentives) provided to our executive officers that it believes best accomplishes the goals discussed above.
New Grant Timing Practice for 2022. During fiscal 2021, the organization and compensation committee approved a shift in the timing of our annual equity grants to the first quarter of a new fiscal year, instead of our previous practice of granting equity to executive officers in December, which is the last month of our fiscal year. This grant timing allows for consideration of full-year financial results for the most recently completed fiscal year prior to making the grants. Due to this grant timing shift, the equity grant that would have traditionally been made in December 2021 (during fiscal 2021) was instead made in February 2022 (during fiscal 2022).
Target Opportunities. The organization and compensation committee established target long-term incentive opportunities for each of the NEOs in February 2022. The grant date value of the long-term incentive compensation granted to our NEOs in February 2022 was as follows:
Name	Stock Options ($)	Performance Share Units ($)	Target Total LTI Compensation ($)
Timothy P. Herbert	2,100,000	2,100,000	4,200,000
Randall A. Ban	700,000	700,000	1,400,000
Richard J. Buchholz	700,000	700,000	1,400,000
Philip J. Ebeling	700,000	700,000	1,400,000
John C. Rondoni	375,000	375,000	750,000
The organization and compensation committee intends to make grants of long-term incentive awards annually. Special, one-time awards are used in limited circumstances, including, as may be necessary to attract, retain, and motivate experienced and well-qualified executive officers, as recognition of an increase in the scope of an executive’s responsibilities or major accomplishments.
IV. Other Elements of Executive Compensation and Other Aspects of Executive Compensation Program
Retirement Plans
We currently maintain a 401(k) retirement savings plan for our employees, including our NEOs, who satisfy certain eligibility requirements. Our NEOs are eligible to participate in the 401(k) plan on the same terms as other full-time employees. The Internal Revenue Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies. Employees are immediately and fully vested in their contributions. Beginning in 2022, we began matching 50% of each participant’s contributions up to a maximum of 6% of their eligible compensation.
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Employee Benefits
All of our full-time employees, including our NEOs, are eligible to participate in our health and welfare plans, including (a) medical, dental, and vision benefits; (b) medical and dependent care flexible spending accounts; (c) long-term disability insurance; and (d) life insurance.
We believe the general benefits described above are necessary to provide a competitive compensation package to our NEOs. We do not currently provide perquisites or other special benefit arrangements to our NEOs. In the future, we may provide perquisites or other personal benefits in limited circumstances where our organization and compensation committee deems appropriate to assist an individual executive officer in the performance of his duties or for motivation or retention purposes, though we do not expect these perquisites to be a significant component of our compensation program.
Severance and Other Benefits Payable Upon Termination of Employment or Change in Control
Pursuant to their respective employment agreements and/or option agreements, each of our NEOs is entitled to certain payments and benefits in certain termination situations or upon a change in control. See “— Potential Payments Upon Termination or Change-In-Control” for information regarding benefits under Company Executive Severance.
Tax and Accounting Considerations
COMPENSATION DEDUCTIBILITY / SECTION 162(M) OF THE INTERNAL REVENUE CODE
Section 162(m) of the Code, as amended by the Tax Cuts and Jobs Act of 2017, generally prohibits executive compensation in excess of $1 million per year to be deducted by us as a compensation expense. The organization and compensation committee has approved, and may continue to approve, compensation exceeding the $1 million limitation, including with respect to a portion of base salary, annual bonus, and long-term incentives. While compensation tax deductions are relevant issues to consider, the organization and compensation committee believes that stockholder interests are best served by not restricting flexibility in designing compensation programs, even though such programs may result in nondeductible compensation expenses for tax purposes.
Accounting Standards. Accounting Standards Codification Topic 718 (“ASC 718”) requires us to calculate the grant date “fair value” of our stock-based awards using a variety of assumptions. ASC 718 also requires us to recognize an expense for the fair value of equity-based compensation awards. Grants of stock options, restricted stock, RSUs and PSUs under our equity incentive award plans are accounted for under ASC 718. The organization and compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align the accounting expense of our equity awards with our overall executive compensation philosophy and objectives.
Anti-Hedging Policy
Our Board has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers, and employees. The policy prohibits our directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.
Clawbacks
Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act directs the SEC to issue rules to require national securities exchanges and national securities associations to list only those companies that implement a policy requiring the mandatory recoupment of incentive compensation paid to current and former executive officers for the three-year period preceding a restatement of a listed company’s financial statements that would not have been paid under the restated financial statements. In the event the Company restates its financial statements, the Board or organization and compensation committee would evaluate whether compensation adjustments are appropriate based upon the facts and circumstances surrounding the restatement. The Company is reviewing the final clawback rule
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adopted by the SEC that implements the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the NYSE’s related proposed listing standard, in each case relating to recoupment of incentive-based compensation. The Company will adopt a clawback policy in accordance with the new listing standard when the new listing standard becomes final.
Organization and Compensation Committee Report
This organization and compensation committee report shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent the Company incorporates this report by specific reference.
The organization and compensation committee reviewed and discussed the Compensation Discussion and Analysis with the management of the Company. Based on this review and these discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and the Company’s proxy statement.
The preceding report has been furnished by the following members of the organization and compensation committee:
Shelley G. Broader, Chair
Cynthia B. Burks (service on the committee began July 2022)
Jerry C. Griffin, M.D. (service on the committee ended July 2022)
Casey M. Tansey
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Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for the fiscal years presented.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Other ($)(5)	Total ($)
Timothy P. Herbert President and Chief Executive Officer	2022	644,829	145,086	2,099,874	2,227,312	558,293	—	5,675,394
	2021	620,028	—	—	—	652,889	—	1,272,917
	2020	505,856	—	—	3,918,240	441,511	—	4,865,607
Richard J. Buchholz Chief Financial Officer	2022	425,406	53,176	699,882	742,396	204,620	9,150	2,134,630
	2021	411,020	—	—	—	240,447		651,467
	2020	383,379	—	—	1,569,110	209,133		2,161,622
Randall A. Ban Chief Commercial Officer	2022	352,825	—	699,882	742,396	406,400	9,150	2,210,653
	2021	339,254	—	—	—	270,470		609,724
	2020	327,782	—	—	1,569,110	250,860		2,147,752
Philip J. Ebeling(6) Chief Operating Officer	2022	433,455	54,182	699,882	742,396	208,492	9,150	2,147,557
	2021	407,000	—	—	—	238,095		645,095
	2020	215,833	—	—	3,206,830	117,737		3,540,400
John C. Rondoni(7) Chief Technology Officer	2022	352,496	46,250	374,969	1,147,604	177,970	8,762	2,108,052
(1)	Amounts reflect the actual base salary paid to each NEO in each applicable year.
(2)	Amounts reflect discretionary bonuses paid to Messrs. Herbert, Buchholz, Ebeling and Rondoni in recognition of the Company’s exceptional financial and operational performance in 2022.
(3)
Amounts reflect the full grant date fair value of stock options and PSUs granted computed in accordance with ASC 718, rather than the amounts paid to or realized by the named individual. The maximum grant date fair values of the PSUs granted to each NEO are $4,199,749, $1,399,765, $1,399,765, $1,399,765, and $749,939. We provide information regarding the assumptions used to calculate the value of all stock option and PSU awards made to NEOs in Note 7 to our audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(4)
Amounts reflect, in the case of Messrs. Herbert, Buchholz, Ebeling, and Rondoni, cash incentive compensation under our Management Incentive Program, and in the case of Mr. Ban, earned commissions based on the achievement of sales-related performance metrics.

(5)	Represents matching contributions made by the Company under our 401(k) Plan.
(6)
Mr. Ebeling’s employment with the Company began on June 1, 2020. The amount reported in the “Option Awards” column for Mr. Ebeling includes an award having a grant date fair value of $1,637,720, which award was granted to him in connection with his hiring.

(7)
Mr. Rondoni was promoted to Chief Technology Officer in May 2022. The amount reported in the “Option Awards” column for Mr. Rondoni includes an award having a grant date fair value of $750,000, which award was granted to him in connection with his promotion to Chief Technology Officer.

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Grants of Plan-Based Awards - Fiscal 2022
The following table provides supplemental information relating to grants of plan-based awards made during fiscal 2022 to help explain information provided above in our Summary Compensation Table. This table presents information regarding all grants of plan-based awards which the Company granted to the NEOs during fiscal 2022.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Threshold ($)	Target ($)	Threshold (#)	Target (#)	Maximum (#)
Timothy P. Herbert		464,277	580,346
	02/11/22			—	9,229	18,458			2,099,874
	02/11/22						17,772	227.53	2,227,312
Randall A. Ban		—	240,000
	02/11/22			—	3,076	6,152			699,882
	02/11/22						5,924	227.53	742,396
Richard J. Buchholz		170,162	212,703
	02/11/22			—	3,076	6,152			699,882
	02/11/22						5,924	227.53	742,396
Philip J. Ebeling		173,382	216,728
	02/11/22			—	3,076	6,152			699,882
	02/11/22						5,924	227.53	742,396
John C. Rondoni		148,000	176,248
	02/11/22			—	3,076	6,152			374,696
	02/11/22						3,173	227.53	397,641
	05/31/22						7,529	176.83	750,000
(1)
Amounts represent the potential cash payout amounts under the fiscal 2022 MIP, or for Mr. Ban, under his cash incentive program for fiscal 2022. The actual cash payout amounts are disclosed in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	Amounts represent the number of shares of common stock underlying the threshold, target, and maximum payout of PSUs granted in February 2022.
(3)
Amounts represents the number of stock options granted to each NEO as a component of such officer’s long-term incentive compensation. The exercise price of the stock options is equal to the closing price of our common stock on the date of grant.

(4)
Amounts represent the grant date fair value of the awards determined in accordance with ASC 718. For a discussion of assumptions made in determining the grant date fair value of stock options and PSUs granted by the Company, see Note 7 of the Notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022.

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Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table
Executive Compensation Arrangements
Each of our NEOs’ employment is “at will” and may be terminated at any time, subject to certain notice requirements, described below. We have entered into new employment agreements with each of our NEOs. The written descriptions and material terms of such new employment agreements are discussed below.
Timothy P. Herbert.  We entered into an employment agreement with Mr. Herbert, dated November 16, 2007, as was subsequently amended and restated effective as of April 9, 2018 (the “Herbert Employment Agreement”). The Herbert Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Herbert, provided that one month’s advance notice must be provided by the terminating party in the event of a termination of employment without “Cause” by us or a resignation without “Good Reason” by Mr. Herbert.
The Herbert Employment Agreement provides for Mr. Herbert’s eligibility to receive discretionary annual bonuses (expressed as a target percentage of base salary) based upon achievement of annual performance targets, and/or long term incentive compensation. Pursuant to the Herbert Employment Agreement, upon termination of employment by us without Cause or by Mr. Herbert for Good Reason, Mr. Herbert will receive the sum of his (x) then current annual base salary and (y) a pro rata portion of his target annual bonus, with such amount payable in installments over the 12-month period following such termination, as well as subsidized COBRA premiums for 12 months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the 12-month period following a Change of Control, Mr. Herbert will be entitled to receive: (A) the sum of (x) 18 months of his then current base salary and (y) target annual bonus, payable in substantially equal installments for 18 months following his termination of employment, (B) subsidized COBRA premiums for 18 months following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards. Mr. Herbert will be required to execute a release of claims in favor of us in order to receive his severance benefits.
The Herbert Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Herbert.
“Change of Control” is defined in the Herbert Employment Agreement as the occurrence of one of the following: (i) a sale by our stockholders of a substantial portion of their stock in us, or a merger, reorganization or consolidation, whereby our equity holders existing immediately prior to such sale, merger, reorganization or consolidation do not, immediately after consummation of such sale, reorganization, merger or consolidation, own more than fifty percent (50%) of the combined voting power of the surviving entity’s then outstanding voting securities entitled to vote generally in the election of directors but only if such event results in a change in board of directors composition such that the directors immediately preceding such events do not comprise a majority of the board of directors following such event, or (ii) the sale or other disposition of all or substantially all of our assets to an entity in which we, any of our subsidiaries, or our equity holders existing immediately prior to such sale beneficially own less than fifty percent (50%) of the combined voting power of such acquiring entity’s then outstanding voting securities entitled to vote generally in the election of directors but only if such event results in a change in board of directors composition such that the directors immediately preceding such events do not comprise a majority of the board of directors following such event.
“Cause” is defined in the Herbert Employment Agreement as (i) Mr. Herbert’s material breach of his obligations under the Herbert Employment Agreement, or his repeated failure or refusal to perform or observe his duties, responsibilities and obligations as an executive, for reasons other than disability, if such breach, failure or refusal continues or it or another breach, failure or refusal is repeated following written notice thereof to him; (ii) any material dishonesty or other breach of the duty of loyalty affecting us or any of our customers, vendors or employees; (iii) use of alcohol or other drugs in a manner which materially affects the performance of Mr. Herbert’s duties, responsibilities and obligations as an employee, if such use continues or is repeated following written notice thereof to him; (iv) conviction of, or a plea of guilty or nolo contendere to, a charge of commission of a felony or of any crime involving misrepresentation, moral turpitude or fraud; (v) commission by Mr. Herbert of any other willful or intentional act which
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materially injures our reputation, business or business relationships if such act occurs or continues following written notice to him of the same or of a prior willful or intentional act injuring our reputation, business or business relationships; or (vi) the existence of any court order or settlement agreement prohibiting Mr. Herbert’s continued employment with us.
“Good Reason” is defined in the Herbert Employment Agreement as (i) a material reduction, without Mr. Herbert’s consent, in Mr. Herbert’s duties or responsibilities, (provided no such reduction shall be deemed to have occurred solely by reason of our having hired a new Chief Executive or President as long as Mr. Herbert continues to have responsibilities that are consistent with executive status); (ii) a material reduction of Mr. Herbert’s base salary, unless such reduction is part of an overall reduction in salary for executive employees and Mr. Herbert’s reduction is proportionate to the overall reduction in salary; (iii) us moving Mr. Herbert’s place of employment, without his consent, more than 50 miles from the place of his employment prior to such move, although business travel shall not be deemed to be a move of his place of employment; or (iv) our material breach of the Herbert Employment Agreement, provided Mr. Herbert has provided us detailed written notice of such alleged breach and we have not, within thirty (30) days of receipt of such notice, cured such alleged breach.
The Herbert Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.
Richard J. Buchholz.  We entered into an employment agreement with Mr. Buchholz, dated June 1, 2014, as was subsequently amended and restated effective as of April 9, 2018 (the “Buchholz Employment Agreement”). The Buchholz Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Buchholz, provided that one month’s advance notice must be provided by us in the event of a termination of employment without “Cause” and two weeks’ advance notice must be provided by Mr. Buchholz in the event of a resignation for any reason.
The Buchholz Employment Agreement provides for Mr. Buchholz’s eligibility to receive discretionary annual bonuses (expressed as a target percentage of base salary) based upon achievement of annual performance targets, and/or long term incentive compensation. Pursuant to the Buchholz Employment Agreement, upon termination of employment by us without Cause, Mr. Buchholz will receive the sum of (x) nine months of his then current annual base salary and (y) a pro rata portion of his target annual bonus, with such amount payable in installments over the nine-month period following such termination, as well as subsidized COBRA premiums for nine months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control, Mr. Buchholz will be entitled to receive: (A) the sum of (x) 12 months of his then current base salary and (y) target annual bonus, payable in substantially equal installments for 12 months following his termination of employment, (B) subsidized COBRA premiums for 12 months following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards. Mr. Buchholz will be required to execute a release of claims in favor of us in order to receive his severance benefits.
The Buchholz Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Buchholz.
For purposes of the Buchholz Employment Agreement, “Change of Control” has the same meaning as used in the Herbert Employment Agreement.
“Cause” is defined in the Buchholz Employment Agreement as (i) Mr. Buchholz’s breach of his obligations under the Buchholz Employment Agreement, or his repeated failure or refusal to perform or observe his duties, responsibilities and obligations as an executive, for reasons other than disability; (ii) any material dishonesty or other breach of the duty of loyalty affecting us or any of our customers, vendors or employees; (iii) use of alcohol or other drugs in a manner which affects the performance of Mr. Buchholz’s duties, responsibilities and obligations as an employee; (iv) conviction of, or a plea of guilty or nolo contendere to, a charge of commission of a felony or of any crime involving
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misrepresentation, moral turpitude or fraud; (v) commission by Mr. Buchholz of any other willful or intentional act which injures our reputation, business or business relationships; or (vi) the existence of any court order or settlement agreement prohibiting Mr. Buchholz’s continued employment with us.
The Buchholz Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.
Randall A. Ban. We entered into an employment agreement with Mr. Ban, dated July 20, 2009, as was subsequently amended and restated effective as of April 9, 2018 (the “Ban Employment Agreement”). The Ban Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Ban, provided that one month’s advance notice must be provided by us in the event of a termination of employment without “Cause” and two weeks’ advance notice must be provided by Mr. Ban in the event of a resignation for any reason.
The Ban Employment Agreement provides for Mr. Ban’s eligibility to receive discretionary annual bonuses and/or long term incentive compensation, as well as Mr. Ban’s current participation in a commission program in lieu of the foregoing. The Ban Employment Agreement provides that Mr. Ban will be eligible for an annual target commission amount as determined at the beginning of each calendar year. Pursuant to the Ban Employment Agreement, upon termination of employment by us without Cause, Mr. Ban will receive the sum of (x) nine months of his then current annual base salary and (y) a pro rata portion of his target annual commission, with such amount payable in installments over the 9-month period following such termination, as well as subsidized COBRA premiums for nine months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control, Mr. Ban will be entitled to receive: the sum of (A) 12 months of his then current base salary and (B) target annual commission, payable in substantially equal installments for 12 months following his termination of employment, (C) subsidized COBRA premiums for 12 months following his termination of employment and (D) acceleration in full of the vesting of his outstanding equity awards. Mr. Ban will be required to execute a release of claims in favor of us in order to receive his severance benefits.
The Ban Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Ban.
For purposes of the Ban Employment Agreement, “Change of Control” has the same meaning as used in the Herbert Employment Agreement and “Cause” is defined as in the Buchholz Employment Agreement.
The Ban Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.
On July 1, 2019, Mr. Ban was promoted to the role of Chief Commercial Officer.
Philip J. Ebeling.  We entered into an employment agreement with Mr. Ebeling, dated June 1, 2020 (the “Ebeling Employment Agreement”). The Ebeling Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Ebeling, provided that one month’s advance notice must be provided by us in the event of a termination of employment without “Cause” and two weeks’ advance notice must be provided by Mr. Ebeling in the event of a resignation for any reason.
The Ebeling Employment Agreement provides for Mr. Ebeling’s eligibility to receive discretionary annual bonuses (expressed as a target percentage of base salary) based upon achievement of annual performance targets, and/or long term incentive compensation. Pursuant to the Ebeling Employment Agreement, upon termination of employment by us without Cause, Mr. Ebeling will receive the sum of (x) nine months of his then current annual base salary and (y) a pro rata portion of his target annual bonus, as well as subsidized COBRA premiums for nine months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control, Mr. Ebeling will be entitled to receive: the sum of (A) 12 months of his then current base salary and (B) target annual bonus, payable in substantially equal installments
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for 12 months following his termination of employment, (C) subsidized COBRA premiums for 12 months following his termination of employment and (D) acceleration in full of the vesting of his outstanding equity awards. Mr. Ebeling will be required to execute a release of claims in favor of us in order to receive his severance benefits.
The Ebeling Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Ebeling.
For purposes of the Ebeling Employment Agreement, “Change of Control” has the same meaning as used in the Herbert Employment Agreement.
“Cause” is defined in the Ebeling Employment Agreement as in the Buchholz Employment Agreement, except as follows: (v) commission by Mr. Ebeling of any other willful or intentional act which materially injures our reputation, business or business relationships if such act occurs or continues following written notice to him of the same or of a prior willful or intentional act injuring our reputation, business or business relationships.
“Good Reason” is defined in the Ebeling Employment Agreement as (i) a material reduction, without Mr. Ebeling’s consent, in Mr. Ebeling’s duties or responsibilities provided no such reduction shall be deemed to have occurred solely by reason of the Company’s having hired a new Chief Operating Officer as long as Mr. Ebeling continues to have responsibilities that are consistent with his status and further provided that no such reduction shall be deemed to have occurred solely due to the change in the Company’s status from that of an independent company to that of a subsidiary or division of a buyer of the Company following a Change of Control; (ii) a material reduction, without Mr. Ebeling’s consent, of the Base Salary, unless such reduction is part of an overall reduction in salary for executive employees and Mr. Ebeling’s reduction is proportionate to the overall reduction in salary; (iii) the Company’s moving Mr. Ebeling’s place of employment, without Mr. Ebeling’s consent, more than fifty (50) miles from the place of Mr. Ebeling’s employment prior to such move, although business travel shall not be deemed to be a move of Executive’s place of employment; or (iv) the Company’s material breach of the Ebeling Employment Agreement. Notwithstanding the foregoing, Mr. Ebeling may only terminate his employment for Good Reason within two (2) years following the occurrence of one or more of the foregoing conditions, subject to Mr. Ebeling first providing thirty (30) days written notice of Mr. Ebeling’s claimed Good Reason to the Company within ninety (90) days after the initial existence of such condition and the Company failing to cure the basis for such claimed Good Reason within thirty (30) days following such notice.
The Ebeling Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.
John C. Rondoni. We entered into an employment agreement with Mr. Rondoni, dated May 19, 2008, as was subsequently amended and restated effective as of April 9, 2018 (the “Rondoni Employment Agreement”). The Rondoni Employment Agreement provides for an indefinite term and is terminable at will by us or Mr. Rondoni, provided that one month’s advance notice must be provided by us in the event of a termination of employment without “Cause” and two weeks’ advance notice must be provided by Mr. Rondoni in the event of a resignation for any reason.
The Rondoni Employment Agreement provides for Mr. Rondoni’s eligibility to receive discretionary annual bonuses (expressed as a target percentage of base salary) based upon achievement of annual performance targets, and/or long term incentive compensation. Pursuant to the Rondoni Employment Agreement, upon termination of employment by us without Cause, Mr. Rondoni will receive the sum of (x) six months of his then current annual base salary and (y) a pro rata portion of his target annual bonus, with such amount payable in installments over the nine-month period following such termination, as well as subsidized COBRA premiums for nine months following his termination of employment. Notwithstanding the foregoing, in the event such a termination of employment occurs on or within the twelve-month period following a Change of Control, Mr. Buchholz will be entitled to receive: (A) the sum of (x) 9 months of his then current base salary and (y) target annual bonus, payable in substantially equal installments for 9 months following his termination of employment, (B) subsidized COBRA premiums for 9 months following his termination of employment and (C) acceleration in full of the vesting of his outstanding equity awards that were
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granted on or following the effective date of the Rondoni Employment Agreement. Mr. Rondoni will be required to execute a release of claims in favor of us in order to receive his severance benefits.
The Rondoni Employment Agreement also provides for a Code Section 280G “cutback” such that payments or benefits that he receives in connection with a Change of Control will be reduced to the extent necessary to avoid the imposition of any excise tax under Code Sections 280G and 4999 if such reduction would result in a greater after-tax payment amount to Mr. Rondoni.
For purposes of the Rondoni Employment Agreement, “Change of Control” has the same meaning as used in the Herbert Employment Agreement and “Cause” is defined as in the Buchholz Employment Agreement.
The Rondoni Employment Agreement contains non-competition and employee non-solicitation covenants that apply through one year following termination of employment.
On May 31, 2022, Mr. Rondoni was promoted to the role of Chief Technology Officer.
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Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO as of December 31, 2022.
	Option Awards(1)					Stock Awards
		No. of Securities Underlying Unexercised Options		Option Exercise Price(2)	Option Expiration Date	Award Grant Date	Equity Incentive Plan Awards: Unearned Shares, Units or Other Rights That Have Not Vested
Name	Grant Date	Exercisable (#)(2)	Unexercisable (#)(2)				Number (#)	Market or Payout Value ($)(3)
Timothy P. Herbert	03/31/14	113,698	—	2.07	03/31/24	02/11/22	9,229(4)	2,324,601
	04/01/17	9,086	—	0.94	04/01/27
	04/09/18	85,252	—	10.38	04/09/28
	12/18/18	84,958	—	42.15	12/18/28
	12/16/19	48,750	16,250	71.00	12/16/29
	12/14/20	21,600	21,600	194.82	12/14/30
	02/11/22	—	17,773	227.53	02/11/32
Randall A. Ban	01/01/17	200	—	0.94	01/01/27	02/11/22	3,076(4)	774,783
	04/01/17	31,090	—	0.94	04/01/27
	12/18/18	25,000	—	42.15	12/18/28
	07/31/19	21,354	3,646	67.63	07/31/29
	12/16/19	15,000	5,000	71.00	12/16/29
	12/14/20	8,650	8,650	194.82	12/14/30
	02/11/22	—	5,924	227.53	02/11/32
Richard J. Buchholz	04/09/18	3,290	—	10.38	04/09/28	02/11/22	3,076(4)	774,783
	12/18/18	9,852	—	42.15	12/18/28
	12/16/19	12,966	5,000	71.00	12/16/29
	12/14/20	8,650	8,650	194.82	12/14/30
	02/11/22	—	5,924	227.53	02/11/32
Philip J. Ebeling	06/30/20	25,000	15,000	87.02	06/30/30	02/11/22	3,076(4)	774,783
	12/14/20	8,650	8,650	194.82	12/14/30
	02/11/22	—	5,924	227.53	02/11/32
John C. Rondoni	06/01/15	12,387	—	2.07	06/01/25	02/11/22	1,648(4)	415,098
	12/18/18	12,098	—	42.15	12/18/28
	12/16/19	8,500	3,750	71.00	12/16/29
	12/14/20	4,300	4,300	194.82	12/14/30
	05/28/21	4,425	6,756	194.30	05/28/31
	02/11/22	—	3,173	227.53	02/11/32
	05/31/22	—	7,529	176.83	05/31/32
(1)
Each stock option award has the same vesting schedule, which provides for 25% of the award to vest on the first anniversary of the grant date and the remaining 75% of the award to vest in 36 equal monthly installments thereafter (such that the award would fully vest on the fourth anniversary of the grant date), subject to the recipient’s continuous employment with us through the relevant vesting dates; provided that a stock option award will fully accelerate in vesting in the event of a termination of the recipient’s employment by us without “Cause” (as defined in the NEO’s employment agreement) within one year following a “Change in Control”. For additional details, please refer to the section titled “Executive Compensation—Narrative to Summary Compensation Table—Equity Compensation” above.

(2)
Pursuant to provisions in the Inspire Medical Systems, Inc. 2007 Stock Incentive Plan, as amended (the “2007 Plan”) and the Inspire Medical Systems, Inc. 2017 Plan, as amended (the “2017 Plan”), the exercise price and number of shares subject to the options granted under the 2007 Plan and 2017 Plan were adjusted in connection with the 1-for-6.650 reverse stock split of our common stock effected on April 20, 2018. Accordingly, the share totals and exercise prices shown in the table above reflect our NEOs’ post reverse stock split holdings.

(3)
The market value of PSUs that have not vested equals the number of such shares, units or other rights multiplied by $251.88, which was the closing price per share of the Company’s common stock as listed on the New York Stock Exchange on December 31, 2022.

(4)
Represents performance stock units granted in February 2022. The performance objectives for this plan are specified levels of revenue over the three-year performance period ending December 31, 2024. Because cumulative performance for the three-year performance period applicable to these PSUs has not yet surpassed the threshold level established for payout, the number of shares and payout value are reported at the threshold level.

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Option Exercises — Fiscal 2022
The following table shows for fiscal 2022 the number of shares acquired upon exercise of option awards and the value realized upon such exercise.
	Option Awards
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise ($)(1)
Timothy P. Herbert	161,259	30,628,223
Randall A. Ban	20,640	4,935,742
Richard J. Buchholz	—	—
Philip J. Ebeling	—	—
John C. Rondoni	12,218	2,478,182
(1)
Represents the difference between the option exercise price and the closing price of our common stock, as reported on the New York Stock Exchange, on the date of exercise, multiplied by the number of shares of our common stock underlying the stock options that were exercised.

Potential Payments Upon Termination or Change-in-Control
We have entered into certain agreements with each of our NEOs, as described below, that provide for potential payments upon either a termination of employment or upon a change in control. Please see the “Named Executive Officer Employment Agreements” section above for a description of these potential payments and related benefits. The table below describe the payments that may be made to our NEOs upon several events of termination, assuming the termination event occurred on the last day of fiscal 2022 (except as otherwise noted).
Potential Payments Table
Name	Benefit	Death ($)	Disability ($)	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Timothy P. Herbert	Cash	—	—	1,225,174	—	1,547,589
	Equity Acceleration(1)	—	—	—	—	6,929,169
	All Other Payments or Benefits	—	—	23,930	—	35,895
	Total	—	—	1,249,105	—	8,512,653
Randall A. Ban	Cash	—	—	413,619	—	501,825
	Equity Acceleration(1)	—	—		—	2,988,777
	All Other Payments or Benefits	—	—	17,948	—	23,930
	Total	—	—	431,566	—	3,514,532
Richard J. Buchholz	Cash	—	—	531,758	—	638,109
	Equity Acceleration(1)	—	—	—	—	2,317,001
	All Other Payments or Benefits	—	—	17,948	—	23,930
	Total	—	—	549,705	—	2,979,041
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Name	Benefit	Death ($)	Disability ($)	Termination Without Cause or for Good Reason / Cause (no Change in Control) ($)	Change in Control (no Termination) ($)	Termination Without Cause or for Good Reason / Cause in Connection with a Change in Control ($)
Philip J. Ebeling	Cash	—	—	541,819	—	650,183
	Equity Acceleration(1)	—	—	—	—	3,885,501
	All Other Payments or Benefits	—	—	17,948	—	23,930
	Total	—	—	559,767	—	4,559,614
John C. Rondoni	Cash	—	—	370,000	—	462,500
	Equity Acceleration(1)	—	—	—	—	2,370,081
	All Other Payments or Benefits	—	—	10,651	—	15,977
	Total	—	—	363,148	—	2,848,558
(1)
The value of the accelerated stock options is calculated based on the number of shares of our common stock subject to acceleration multiplied by the difference between $251.88, the closing price for a share of our common stock on the New York Stock Exchange on December 31, 2022, and the per share exercise price. The value of the accelerated PSUs is calculated based on the number of unvested PSUs multiplied by $251.88, the closing price for a share of our common stock on the New York Stock Exchange on December 31, 2022.

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Pay Versus Performance
The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2020, 2021 and 2022, and our financial performance for each such fiscal year:
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Total Shareholder Return ($)	Peer Group Total Shareholder Return ($)(2)	Net Income ($)	Revenue ($)
2022	5,675,394	8,351,516	2,150,223	3,129,748	339.42	105.61	(44,881,000)	407,856,000
2021	1,272,916	10,637,336	1,148,431	3,941,169	310.01	137.80	(42,042,000)	233,394,000
2020	4,865,607	21,661,173	2,459,027	6,851,303	253.46	133.15	(57,203,000)	115,381,000
(1)
Amounts represent compensation “actually paid” to our principal executive officer, or PEO, and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Timothy P. Herbert	Randall A. Ban, Richard J. Buchholz, Philip J. Ebeling and John C. Rondoni
2021	Timothy P. Herbert	Randall A. Ban, Richard J. Buchholz, Philip J. Ebeling and Bryan K. Phillips
2020	Timothy P. Herbert	Randall A. Ban, Richard J. Buchholz, Philip J. Ebeling and Steven L. Jandrich
Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:1
	2020		2021		2022
Adjustments	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(3,918,240)	(1,978,540)	—	(511,884)	(4,327,187)	(1,458,337)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	(224,208)	726,483	—	52,340	718,365	309,606
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	—	—	—	—	—
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	14,709,823	3,947,417	3,829,418	1,434,985	749,943	313,490
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PAY VERSUS PERFORMANCE
	2020		2021		2022
Adjustments	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs	PEO	Average non-PEO NEOs
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	6,228,191	1,696,916	5,535,002	1,817,297	5,535,002	1,814,766
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	—	—	—	—	—	—
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	—	—	—	—	—	—
TOTAL ADJUSTMENTS	16,795,566	4,392,276	9,364,420	2,792,738	2,676,122	979,525
(2)	For the relevant fiscal year, represents the cumulative TSR (the “Peer Group TSR”) of the S&P Healthcare Equipment Select Industry Index (the “Peer Group”).
(3)	We have selected Revenue as our company-selected measure, which is a GAAP measure.
Narrative Disclosure to Pay Versus Performance Table
Relationship Between Financial Performance Measures
The line graphs below compare (i) the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (ii) our cumulative TSR, (iii) our Peer Group TSR, (iv) our Net Income, and (v) our Revenue, in each case, for the fiscal years ended December 31, 2020, 2021 and 2022.
Inspire Medical Systems, Inc.	52	2023 Proxy Statement

PAY VERSUS PERFORMANCE
TSR amounts reported in the graph assume an initial fixed investment of $100.

Pay Versus Performance Tabular List
We believe that revenue, adjusted operating income (loss), and insurance reimbursement approvals, given the Company’s stage of development and market opportunity, represents the most important financial performance measure used by us to link compensation actually paid to our NEOs for the fiscal year ended December 31, 2022.
Inspire Medical Systems, Inc.	53	2023 Proxy Statement

CEO Pay Ratio
As required by Item 402(u) of Regulation S-K, we are providing pay ratio information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Herbert, our CEO. For 2022, our last completed fiscal year:
•	the median of the annual total compensation of all employees of our Company (other than our CEO), was $266,163; and
•	the annual total compensation of our CEO, as reported in the Summary Compensation Table presented elsewhere in this document was $5,675,394.
Based on this information, the ratio of the CEO’s fiscal 2022 annual total compensation to that of the median employee 21 to 1.
Methodology, Assumptions and Estimates Used in Determining our Pay Ratio Disclosure
In determining the pay ratio calculation, we used the methodology, assumptions, and estimates set forth below in determining the median employee.
1.	We selected October 1, 2022, which is within the last three months of fiscal 2022, as the date upon which we would identify the median employee.
2.	We determined that, as of October 1, 2022, our employee population consisted of 692 individuals working at the Company.
3.
For purposes of measuring the compensation of our employee population, we selected a “consistently applied compensation measure” (“CACM”). We chose a CACM that closely approximates the annual target total direct compensation of our employees. Specifically, we identified the median employee by aggregating, for each employee as of October 1, 2022: (1) annual base pay, (2) the actual cash incentive opportunity using the payout under the 2022 MIP, and (3) the grant date fair value for equity awards granted through December 31, 2022. In identifying the median employee, we annualized the compensation values of permanent employees that joined our Company during fiscal 2022. Amounts paid in foreign currencies were converted to U.S. Dollars based on the average annual exchange rate as of October 1, 2022.

4.
After applying our CACM methodology, we identified the median employee. Once the median employee was identified, we calculated the median employee's annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

5.
Once we identified the median employee, we identified and calculated the elements of such employee’s compensation for fiscal 2022 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $266,163. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our Summary Compensation Table included elsewhere in this document.

We believe the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
Inspire Medical Systems, Inc.	54	2023 Proxy Statement

Director Compensation
Non-Employee Director Compensation Policy
We maintain a compensation policy that provides cash and equity compensation to our non-employee directors for their service on the Board and its committees as discussed below. On a periodic basis, the organization and compensation committee reviews the policy to ensure that the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties and to compensate our directors fairly for their services and whether any recommendations for adjustment should be made to the Board. The review includes the consideration of qualitative and comparative factors. To ensure directors are compensated relative to the scope of their responsibilities, the organization and compensation committee considers: (1) the time and effort involved in preparing for Board and committee meetings and the additional duties assumed by committee chairs and our chair; (2) the risks associated with fulfilling fiduciary duties; and (3) the compensation paid to directors at the same peer group of companies used to assess the competitiveness of our executive compensation programs. All cash and equity awards granted under the non-employee director compensation policy will be granted under, and subject to the limits of, the Inspire Medical Systems, Inc. 2018 Incentive Award Plan (“2018 Plan”).
Cash Compensation. Under the policy in effect at the beginning of fiscal 2022, each of our non-employee directors was eligible to receive an annual retainer of $40,000. Our non-employee directors were also eligible to receive additional annual retainers as follows:
•	the chair of the Board received an additional annual cash retainer of $40,000;
•	the chair of the audit committee received an additional annual cash retainer of $20,000, and the non-chair members of that committee received an additional annual cash retainer of $10,000;
•
the chair of the organization and compensation committee received an additional annual cash retainer of $15,000, and the non-chair members of that committee received an additional annual cash retainer of $7,500; and

•
the chair of the nominating and corporate governance committee received an additional annual cash retainer of $15,000, and the non-chair members of that committee received an additional annual cash retainer of $7,500.

The cash retainers are paid quarterly following the completion of each calendar quarter. The Board may, in its discretion, permit a non-employee director to elect to receive any portion of the annual cash retainer in the form of fully vested and unrestricted shares of common stock in lieu of cash.
Equity Compensation. In addition to the cash compensation described above, each of our non-employee directors is eligible to receive an award of stock options as compensation for his or her service on the Board. Upon a director’s initial election or appointment to the Board, such director will receive an award of stock options having a grant date fair value of $210,000. On an annual basis thereafter, each non-employee director is eligible to receive an award of stock options having a grant date fair value of $140,000. The terms of each such award will be set forth and subject to the terms contained in a written award agreement between the Company and each non-employee director, which will generally provide for vesting after one year of continued service as a director. Each such award will vest in full immediately prior to the occurrence of a Change in Control (as defined in the 2018 Plan).
Inspire Medical Systems, Inc.	55	2023 Proxy Statement

DIRECTOR COMPENSATION
Director Compensation Table for Fiscal 2022
The following table sets forth information concerning the compensation of our non-employee directors for the fiscal year ended December 31, 2022:
Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	Total ($)
Shelley G. Broader	55,625(1)	140,000	195,625
Cynthia B. Burks(3)	21,875	210,000	231,875
Gary L. Ellis	60,000(1)	140,000	200,000
Georgia Garinois-Melenikiotou	55,000(1)	140,000	195,000
Jerry C. Griffin, M.D.	56,875	140,000	196,875
Dana G. Mead, Jr.	55,000	140,000	195,000
Shawn T McCormick	65,000	140,000	205,000
Marilyn Carlson Nelson	89,375(1)	140,000	229,375
Charisse Y. Sparks, M.D.(3)	21,875(1)	210,000	231,875
Casey M. Tansey	56,875(1)	140,000	196,875
(1)
Each of Ms. Broader, Mr. Ellis, Ms. Garinois-Melenikioutou, Ms. Nelson, Dr. Sparks, and Mr. Tansey elected to receive such amounts, or a portion of such amounts, in the form of fully vested shares of our common stock in lieu of cash payment, which resulted in the issuance of 263 shares of our common stock to Ms. Broader, 284 shares of our common stock to Mr. Ellis, 260 shares of our common stock to Ms. Garinois-Melenikioutou, 424 shares of our common stock to Ms. Nelson, 103 shares of our common stock to Dr. Sparks, and 269 shares of our common stock to Mr. Tansey.

(2)
Amounts reflect the full grant date fair value of stock options granted during fiscal 2022 computed in accordance with ASC 718, rather than the amounts paid to or realized by the named director. We provide information regarding the assumptions used to calculate the value of all stock option awards in Note 7 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

(3)	Ms. Burks and Dr. Sparks commenced service as members of the board on July 28, 2022.
(4)	The table below shows the aggregate numbers of stock option awards (exercisable and unexercisable) held as of December 31, 2022 by each director who was serving as of December 31, 2022.
Name	Number of Shares of Common Stock Underlying Options Outstanding at Fiscal Year End
Shelley G. Broader	5,531
Cynthia B. Burks	1,823
Gary L. Ellis	11,180
Georgia Garinois-Melenikiotou	27,784
Jerry C. Griffin, M.D.	42,821
Dana G. Mead, Jr.	27,784
Shawn T McCormick	4,974
Marilyn Carlson Nelson	50,339
Charisse Y. Sparks, M.D.	1,823
Casey M. Tansey	27,784
Inspire Medical Systems, Inc.	56	2023 Proxy Statement

Stock Ownership
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of March 2, 2023 by:
•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our NEOs for fiscal 2022; and
•	all directors and executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 29,130,414 shares of our common stock outstanding as of March 2, 2023. Shares of our common stock that a person has the right to acquire within 60 days of March 2, 2023 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.
Inspire Medical Systems, Inc.	57	2023 Proxy Statement

STOCK OWNERSHIP
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
The Vanguard Group(1)	2,978,391	10.2%
BlackRock, Inc.(2)	2,135,708	7.3%

Named executive officers and directors:
Timothy P. Herbert(3)	649,605	2.2%
Marilyn Carlson Nelson(4)	105,392	*
Randall A. Ban(5)	88,681	*
Richard J. Buchholz(6)	77,654	*
John C. Rondoni(7)	54,624	*
Shawn T McCormick(8)	53,339	*
Dana G. Mead, Jr.(9)	47,784	*
Casey M. Tansey(10)	47,327	*
Philip J. Ebeling(11)	33,394	*
Jerry C. Griffin, M.D.(12)	29,844	*
Gary L. Ellis(13)	13,439	*
Shelley G. Broader(14)	5,039	*
Georgia Garinois-Melenikiotou(15)	4,075	*
Charisse Y. Sparks, M.D.	103	*
Cynthia B. Burks	—	*
All executive officers and directors as a group (17 individuals)(16)	1,297,706	4.5%
*	Represents less than 1%.
(1)
Based on a Schedule 13G/A filed with the SEC on February 9, 2023 by The Vanguard Group has shared voting power with respect to 48,208 shares, sole dispositive power with respect to 2,901,351 shares, and shared dispositive power with respect to 77,040 shares of our common stock. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(2)
Based on a Schedule 13G/A filed with the SEC on January 31, 2023, by BlackRock, Inc. has sole voting power with respect to 2,083,646 shares of our common stock and sole dispositive power with respect to 2,135,708 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
Includes for Mr. Herbert, (i) 165,289 shares of common stock held by a trust as to which Mr. Herbert serves as trustee and (ii) 377,543 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 2, 2023. Does not include 350 shares of common stock held by his daughter as to which Mr. Herbert disclaims beneficial ownership.

(4)
Includes for Ms. Nelson, (i) 50,919 shares of common stock held by GDN Holdings, LLC (“GDN”), as to which Ms. Nelson is the managing member and (ii) 50,339 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.

(5)
Includes for Mr. Ban, 88,211 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023. Does not include 166 shares of common stock held by his daughter as to which Mr. Ban disclaims beneficial ownership.

(6)
Includes for Mr. Buchholz, 33,492 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023. Does not include 1,225 shares of common stock held by his daughter as to which Mr. Buchholz disclaims beneficial ownership.

(7)	Includes for Mr. Rondoni, 45,533 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
(8)
Includes for Mr. McCormick, (i) 3,000 shares of common stock held by a trust as to which Mr. McCormick serves as trustee and (ii) 42,821 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.

(9)	Includes for Mr. Mead, 27,784 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
(10)	Includes for Mr. Tansey, 27,784 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
(11)	Includes for Mr. Ebeling, 33,151 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
Inspire Medical Systems, Inc.	58	2023 Proxy Statement

STOCK OWNERSHIP
(12)	Includes for Dr. Griffin, 27,784 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
(13)	Includes for Mr. Ellis, 11,180 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
(14)	Includes for Ms. Broader, 4,494 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
(15)	Includes for Ms. Garinois-Melenikiotou, 3,696 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
(16)	Includes for all executive officers and directors as a group, 853,803 shares of common stock underlying stock options currently exercisable or exercisable within 60 days of March 2, 2023.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our executive officers and directors, our principal accounting officer and persons who beneficially own more than 10% of our common stock to file with the SEC reports of their ownership and changes in their ownership of our common stock. To our knowledge, based solely on review of the copies of such reports and amendments to such reports with respect to the year ended December 31, 2022 filed with the SEC and on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers, principal accounting officer, and beneficial owners of greater than 10% of our common stock were filed on a timely basis during the year ended December 31, 2022 other than one late Form 4 reporting 2 late transactions for each of John C. Rondoni and Marilyn Carlson Nelson, one late Form 4 reporting one late transaction for each of Cynthia B. Burks, Charisse Y. Sparks, M.D., Shelley G. Broader, Georgia Garinois-Melenikiotou, Jerry C. Griffin, M.D., Gary L. Ellis, Casey M. Tansey, Marilyn Carlson Nelson, Shawn T McCormick and Dana G. Mead, Jr., one late Form 4 for Timothy P. Herbert disclosing 4 late transactions and one late Form 4 for Timothy P. Herbert disclosing 21 late gift transactions.
Inspire Medical Systems, Inc.	59	2023 Proxy Statement

Certain Transactions With Related Persons
Policies and Procedures on Transactions with Related Persons
Our Board recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions, subject to specified exceptions, in which we were or are to be a participant, the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest and that no director may participate in the approval of a related person transaction for which he or she is a “related person.” Each of the transactions described below entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Director and Officer Indemnification and Insurance
We have agreed to indemnify each of our directors and executive officers against certain liabilities, costs, and expenses, and have purchased directors’ and officers’ liability insurance.
Inspire Medical Systems, Inc.	60	2023 Proxy Statement

PROPOSAL NO. 3
Approval, On An Advisory (Non-Binding) Basis, Of The Compensation Of Our Named Executive Officers
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. At our 2020 Annual Meeting of Stockholders held on April 30, 2020, our stockholders recommended, on an advisory basis, that the stockholder vote on the compensation of our NEOs occur every year. In light of the foregoing recommendation, the Board determined to hold a “say-on-pay” advisory vote every year. Accordingly, our next advisory say-on-pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2024 Annual Meeting of Stockholders. At our 2022 Annual Meeting of Stockholders, approximately 98.7% of the votes cast on the say-on-pay proposal were voted “FOR” the proposal.
We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the organization and compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and organization and compensation committee will consider the outcome of this vote in making future compensation decisions for our NEOs. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Inspire Medical Systems, Inc. approve, on an advisory basis, the fiscal year 2022 compensation of Inspire Medical Systems, Inc.’s named executive officers as described in the “Executive Compensation” section and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in Inspire Medical Systems, Inc.’s Proxy Statement for the 2023 Annual Meeting of Stockholders.”
Board Recommendation
Our Board of Directors unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our NEOs, as disclosed in the “Executive Compensation” section, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.
Inspire Medical Systems, Inc.	61	2023 Proxy Statement

Stockholder Proposals And Director Nominations
Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2024 (the “2024 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416, in writing not later than November 18, 2023.
Stockholders intending to present a proposal at our 2024 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting no earlier than the close of business on December 29, 2023, and no later than the close of business on January 28, 2024. The notice must contain the information required by our bylaws. In the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 60 days after April 27, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and not later than the close of business of the 90th day prior to the 2024 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2023 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
Householding
SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.
Inspire Medical Systems, Inc.	62	2023 Proxy Statement

2022 Annual Report
Our 2022 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2022 Annual Report, including our Annual Report on Form 10-K for 2022, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, Inspire Medical Systems, Inc., 5500 Wayzata Blvd., Suite 1600, Golden Valley, MN 55416.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
By Order of the Board of Directors

Bryan K. Phillips
Senior Vice President, General Counsel, and Secretary Golden Valley, Minnesota March 17, 2023
Inspire Medical Systems, Inc.	63	2023 Proxy Statement

Inspire
Sleep Apnea Innovation

**SCAN TO**
**VIEW MATERIALS & VOTE**

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2023. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/INSP2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2023. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V03354-P83002 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**INSPIRE MEDICAL SYSTEMS, INC.**

**The Board of Directors recommends you vote FOR the following:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class II Directors | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Cynthia B. Burks
02) Gary L. Ellis
03) Georgia Garinois-Melenikiotou
04) Dana G. Mead

**The Board of Directors recommends you vote FOR proposals 2 and 3:**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

V03355-P83002

**INSPIRE MEDICAL SYSTEMS, INC.**
**Annual Meeting of Stockholders**
**April 27, 2023 8:00 AM, Eastern Time**
**This proxy is solicited by the Board of Directors**

The stockholder(s) hereby appoint(s) Timothy Herbert and Richard Buchholz, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) each to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INSPIRE MEDICAL SYSTEMS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Time on April 27, 2023, at www.virtualshareholdermeeting.com/INSP2023 and any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side, and in the discretion of the proxies with respect to such other matters as may properly come before the Annual Meeting.**

**Continued and to be signed on reverse side**